                                                                   EXHIBIT 10.34

                           SECOND AMENDMENT TO LEASES

         THIS SECOND AMENDMENT TO LEASES (this "AMENDMENT") is entered into as of the 30th day of November, 2001, by and among LTC PROPERTIES, INC., a Maryland corporation ("LTC"), TEXAS-LTC LIMITED PARTNERSHIP, a Texas limited partnership ("Texas-LTC"), CARRIAGE HOUSE ASSISTED LIVING, INC., a Delaware corporation ("CARRIAGE") and ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("ALC").

         A. Currently, Lessor (defined below) and Lessee (defined below) are parties to Thirty Two (32) separate leases (each a "LEASE," and collectively, the "LEASES") for Thirty Two (32) separate assisted living facilities (each, a "FACILITY" and collectively, the "Facilities"), as more particularly described below in Paragraph B, C and D.

         B. Texas-LTC is the landlord, and ALC is the tenant, of Seven (7) of the Leases relating to assisted living facilities located in the State of Texas which Leases are identified on Exhibit "A" attached hereto as the "TEXAS LEASES" The Facilities that are the subject of the Texas Leases shall be referred to as the "TEXAS FACILITIES."

         C. LTC is the landlord, and Carriage is the tenant, of Four (4) of the Leases relating to assisted living facilities located in the State of Nebraska which Leases are identified on EXHIBIT "A" as the "NEBRASKA LEASES." The Facilities that are the subject of the Nebraska Leases shall be referred to as the "NEBRASKA FACILITIES."

         D. LTC is the landlord, and ALC is the tenant, of Twenty One (21) of the Leases relating to assisted living facilities located in the States of Arizona, Idaho, Indiana, Iowa, New Jersey, Ohio, Oregon and Washington which Leases are identified on EXHIBIT "A" as the "ALC LEASES." The Facilities that are the subject of the ALC Leases shall be referred to as the "ALC FACILITIES."

         E. In this Amendment, the defined term "LEASES" consists of the Thirty Two (32) Leases comprised of the Texas Leases, the Nebraska Leases and the ALC Leases, all of which have previously been amended by the Amendment dated as of December 31, 1998 by and between Lessor and Lessee (the "FIRST AMENDMENT"). In this Amendment, the term "LESSOR" and "LESSEE" shall mean, with respect to each of the respective Leases, as applicable, the applicable landlord and tenant thereunder as follows: "Lessor" in the case of the Nebraska Leases and the ALC Leases shall mean LTC. "Lessor" in the case of the Texas Leases shall mean Texas-LTC. "Lessor" in the case of the Consolidated Leases (defined below) shall mean LTC. "Lessee" in the case of the Nebraska Leases shall mean Carriage. "Lessee" in the case of the Texas Leases and the Consolidated Leases shall mean ALC (with the exception of the two Consolidated Leases for the Facilities located in Norfolk, Nebraska and Wahoo, Nebraska, wherein "Lessee" means Carriage).

         F. The First Amendment arranges the Leases into three (3) separate groups, Group "A", Group "B" and Group "C." In this Amendment, such groups shall be referred to as "EXISTING GROUP A", EXISTING GROUP B", and "EXISTING GROUP C", and collectively as the "EXISTING GROUPS." The Existing Groups were established in part for the purpose of requiring Lessee to exercise renewal rights under all of the Leases in any particular group in the event that Lessee elects to renew any one of the Leases in that same group.

         G. One of the purposes of this Amendment is to rearrange the Existing Groups into new groups (the "NEW GROUPS") whereby the renewal rights under certain Leases shall be tied together in a way that is different from what is currently set forth in the First Amendment. The New Groups shall consist of "NEW GROUP A" and "NEW GROUP B" (as set forth on EXHIBIT "B" attached hereto). Existing Group "C" shall no longer exist as a group, and shall not be replaced by a new Group "C."

         H. New Group "A" and New Group "B" together comprise Sixteen (16) out of the total of Thirty Two (32) Leases. Accordingly, there are Sixteen (16) remaining Leases that are not included in either New Group "A" or New Group "B." These remaining Sixteen (16) Leases that are not included in either New Group "A" or New Group "B" shall herein be referred to as the "CONSOLIDATED LEASES" and are listed on EXHIBIT "B" attached hereto Simultaneously with the effectiveness of this Amendment, the term of the Consolidated Leases shall expire (pursuant to the terms below in this Amendment). Simultaneously with the expiration of the Consolidated Leases, the Sixteen (16) Facilities that are the subject of the Consolidated Leases (the "CONSOLIDATED FACILITIES") shall become the subject of a single, master Lease by and between Lessor and Lessee (the "MASTER LEASE").

         I. On or about October 1, 2001, ALC filed for Chapter 11 bankruptcy in the United States Bankruptcy Court for the District of Delaware, Case No. 01-10674; and on October 1, 2001, Carriage filed for Chapter 11 bankruptcy in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), Case No. 01-10670 (collectively, the "BANKRUPTCY CASES"). This Amendment is being prepared and will be submitted as part of a motion by Lessee to the Bankruptcy Court and the effectiveness of this Amendment is conditioned upon receiving the requisite approval by the Bankruptcy Court.

         J. The provisons below in this Amendment shall become effective on the date (the "EFFECTIVE DATE") upon which both (i) Bankruptcy Court approval has been obtained, (ii) Lessee emerges from the Bankruptcy Cases, and (iii) Lessee has received, in recordable form, a fully executed and notarized Subordination, Non-Disturbance and Attornment Agreement from Sanwa (as defined and as more fully set forth in Section 32.1 of the Master Lease).

         NOW, THEREFORE, for good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

         1. NEW GROUPS. As of the Effective Date, the EXHIBIT "B" attached to the First Amendment is hereby deleted and replaced in its entirety by the EXHIBIT "B" attached hereto. As of the Effective Date, Existing Group "A" Existing Group "B" and Existing Group "C" shall be replaced by New Group "A" and New Group "B," each as set forth on EXHIBIT "B" attached hereto. As of the Effective Date, Existing Group "C" shall no longer exist as a separate group.

         2. MODIFICATION OF TERM UNDER THE CONSOLIDATED LEASES. The term under each of the Consolidated Leases is hereby modified to expire upon the satisfaction of the conditions set forth in (i) and (ii) above in Recital "J" of this Amendment, and as otherwise set forth in the Master Lease, at which time the Consolidated Leases shall terminate, and the Consolidated Facilities shall thereupon become the subject of the Master Lease.

           3. FURTHER ASSURANCES. Lessee and Lessor each agree to execute and deliver such other instruments as may be reasonably requested by the other party from time to time to effect and confirm the transactions described herein and contemplated hereby, including without limitation, (a) a written statement acknowledging satisfaction of the conditions set forth in (i) and (ii) in Paragraph 2 above (and the Master Lease, as applicable), and (b) a memorandum or "short form" of lease in recordable form for recordation in such countries as may be applicable to reflect the changes set forth in this Amendment (the recordation costs of which shall be shared equally between Lessor and Lessee).

           4. NO FURTHER CHANGES. The Leases, each as amended by this Amendment, shall otherwise remain unchanged and in full force and effect.

           5. COUNTERPART/FACSIMILE SIGNATURES. This Amendment may be executed by facsimile signature and in separate counterparts, each of which shall be deemed an original and all of which, taken as a whole, shall be deemed to be one (1) original. This Amendment shall be deemed fully executed when each party whose signature is required has signed at least one (1) counterpart even though no one (1) counterpart contains the signatures of all of the parties to this Amendment.


                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

     IN WITNESS WHEREOF. the parties have caused this Amendment to be duly executed as of the date first above written.

LESSOR:                                     LESSEE:

LTC Properties, Inc.                        Carriage House Assisted Living, Inc.
a Maryland corporation                      a Delaware corporation

By: /s/ Wendy L. Simpson                    By:
    ------------------------                    --------------------------------

Name:  Wendy L. Simpson                     Name:
     -----------------------                      ------------------------------

Title: Vice Chairman & Chief
       Financial Officer                    Title:
       ---------------------                       -----------------------------


Texas-LTC Limited Partnership,              Assisted Living Concepts, Inc.,
a Texas limited partnership                 a Nevada corporation

By: L-Tex GP, Inc.,                         By:
    a Delaware corporation                      --------------------------------
    Its: General Partner
                                            Name:
                                                  ------------------------------

By: /s/ Wendy L. Simpson                    Title:
    ------------------------                       -----------------------------

Name: Wendy L. Simpson
      ----------------------

Title: Vice Chairman & Chief
       Financial Officer
       ---------------------

           IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

LESSOR:                                    LESSEE:

LTC Properties, Inc.,                      Carriage House Assisted Living, Inc.,
a Maryland corporation                     a Delaware corporation

By:                                        By: Wm. James Nicol
   -------------------------------            ----------------------------------
Name:                                      Name: Wm. James Nicol
     -----------------------------              --------------------------------
Title:                                     Title: President and CEO
      ----------------------------               -------------------------------


Texas-LTC Limited Partnership,             Assisted Living Concepts, Inc.,
a Texas limited partnership                a Nevada corporation

   By: L-Tex GP, Inc.;                     By: Wm. James Nicol
   a Delaware corporation                     ----------------------------------
   Its: General Partner                    Name: Wm. James Nicol
                                                --------------------------------
                                           Title: President and CEO
                                                 -------------------------------
   By:
      -------------------------------
   Name:
        -----------------------------
   Title:
         ----------------------------

                                  EXHIBIT "A"


TEXAS LEASES                        TEXAS FACILITIES
------------                        -----------------

Athens, Texas                       Lakeland House

Greenville, Texas                   Harrison House

Jacksonville, Texas                 Angelina House

Longview, Texas                     Alpine House

Lufkin, Texas                       Neches House

Marshall, Texas                     Oakwood House

Wichita Falls, Texas                Arbor House



NEBRASKA LEASES                     NEBRASKA FACILITIES
---------------                     --------------------

Beatrice, Nebraska                  Homestead House

Norfolk, Nebraska                   Madison House

Wahoo, Nebraska                     Saunders House

York, Nebraska                      Mahoney House


ALC LEASES                          ALC FACILITIES
----------                          ---------------

Bullhead City, Arizona              Davis House

Lake Havasu, Arizona                Jasmine House

Burley, Idaho                       Warren House

Caldwell, Idaho                     Annabelle House

Hayden, Idaho                       Sylvan House

Nampa, Idaho                        Clearwater House

Elkhart, Indiana                    Beardsley House

Madison, Indiana                    Jewel House

Denison, Iowa                       Reed House

Millville, New Jersey               Maurice House

Fremont, Ohio                       Rutherford House

Newark, Ohio                        Chestnut House

Tiffin, Ohio                        Seneca House

Troy, Ohio                          Caldwell Hosue

Wheelersburg, Ohio                  River Bend House

Eugene, Oregon                      Sawyer House

Klamath Falls, Oregon               Linkville House

Newport, Oregon                     Spencer Hosue

Battleground, Washington            Colonia House

Hoquiam, Washington                 Karr House

Kelso, Washington                   Crawford House

                                  EXHIBIT "B"


                                GROUP "A" LEASES

LOCATION                            FACILITY NAME
--------                            -------------

Athens, Texas                       Lakeland House

Greenville, Texas                   Harrison House

Newark, Ohio                        Chestnut House

Millville, New Jersey               Maurice House

Marshall, Texas                     Oakwood House

Lufkin, Texas                       Neches House

Caldwell, Idaho                     Annabelle House

Fremont, Ohio                       Rutherford House


                                GROUP "B" LEASES


LOCATION                            FACILITY NAME
--------                            -------------

Longview, Texas                     Alpine House

Jacksonville, Texas                 Angelina House

Battleground, Washington            Colonial House

Eugene, Oregon                      Sawyer House

York, Nebraska                      Mahoney House

Klamath Falls, Oregon               Linkville House

Beatrice, Nebraska                  Homestead House

Elkhart, Indiana                    Beardsley House


                            THE CONSOLIDATED LEASES


LOCATION                            CONSOLIDATED FACILITIES
--------                            -----------------------

Bullhead City, Arizona              Davis House

Lake Havasu, Arizona                Jasmine House

Burley, Idaho                       Warren House

Wichita Falls, Texas                Arbor House

Hayden, Idaho                       Sylvan House

Nampa, Idaho                        Clearwater House

Norfolk, Nebraska                   Madison House

Madison, Indiana                    Jewel House

Denison, Iowa                       Reed House

Wahoo, Nebraska                     Saunders House

Tiffin, Ohio                        Seneca House

Troy, Ohio                          Caldwell House

Wheelersburg, Ohio                  River Bend House

Newport, Oregon                     Spencer House

Hoquiam, Washington                 Karr House

Kelso, Washington                   Crawford House

                              AMENDMENT TO LEASES

     This Amendment to Leases (the "Amendment") is made and is effective as of the 31st day of December, 1998, by and among LTC PROPERTIES, INC., a Maryland corporation ("LTC"), TEXAS-LTC LIMITED PARTNERSHIP, a Texas limited partnership ("Texas-LTC"), CARRIAGE HOUSE ASSISTED LIVING, INC., a Delaware corporation ("Carriage") and ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("ALC"), with reference to the following:

     A. Texas-LTC is the landlord, and ALC is the tenant, of those certain seven
(7) assisted living facilities located in the State of Texas, which are identified on EXHIBIT "A" attached hereto (the "Texas Leases").

     B. LTC is the landlord, and Carriage is the tenant, of those certain four
(4) assisted living facilities located in the State of Nebraska, which are identified on EXHIBIT "A" attached hereto (the "Nebraska Leases").

     C. LTC is the landlord, and ALC is the tenant, of those certain twenty-one
(21) assisted living facilities located in the States of Arizona, Idaho, Indiana, Iowa, New Jersey, Ohio, Oregon and Washington, which are identified on EXHIBIT "A" attached hereto (the "ALC Leases").

     D. The Texas Leases, Nebraska Leases and ALC Leases, and as they may have been previously amended, are individually referred to in this Amendment as "Lease" and collectively referred to as "Leases." In this Amendment, the terms "Lessor" and "Lessee" shall mean, with respect to each of the Leases, the applicable landlord and tenant thereunder; to wit, to LTC, as the landlord, respectively, under the ALC Leases and Nebraska Leases; to Texas-LTC, as the landlord, under the Texas Leases; to Carriage House, as the tenant, under the Nebraska Leases; and to ALC, as the tenant, under the Texas Leases and ALC Leases.

     E. Lessor and Lessee desire to amend each and all of the Leases in various respects, all as more specifically provided below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Lessor and Lessee agree as follows:

     1. ANNUAL INCREASE IN MINIMUM RENT. Each and all of those paragraphs and provisions in each of the Leases which presently govern the annual adjustment to Minimum Rent are hereby deleted in their entirety and Paragraphs 1.1 and 1.2 below in this Paragraph 1 are substituted in their place. Additionally, to the extent any of the Leases contain provisions for payment of "Additional Rent" (as provided in Paragraph 3.1.2 of some of Leases), such provisions pertaining to the payment of Additional Rent (pursuant to said Paragraph 3.1.2 of some of the Leases) are hereby deleted and the Lessee shall have no obligation to pay such Additional Rent pursuant to such Paragraph 3.1.2.

          1.1 The first adjustment to Minimum Rent with respect to each respective Lease pursuant to this Paragraph 1 shall occur on the first day of the respective, applicable Lease

Year which occurs during the calendar year 1999. (By way of example only, if the Lease Year during calendar year 1999 begins on February 1, the first adjustment in Minimum Rent for such Lease, (that is, the first "Escalation Date," defined below), would be February 1, 1999 and each Escalation Date thereafter would be on the first day of February during each and every calendar year during the term of the Lease, including any Extended Term.)

          1.2 On the first day of each and every respective, applicable Lease Year during the Term of each respective Lease ("Escalation Date"), the Minimum Rent shall increase as follows:

               (a) if the Gross Revenues (defined below) for the calendar year immediately preceding the calendar year in which the Escalation Date occurs ("Comparison Calendar Year") exceeds the Gross Revenues for the calendar year immediately preceding the Comparison Calendar Year, then the Minimum Rent shall increase on the Escalation Date by an amount equal to the product of the Minimum Rent for the Lease Year immediately preceding the Escalation Date multiplied by two percent (2%). (By way of example only, if the applicable Lease Year begins on February 1, 1999 (and, accordingly, the Escalation Date is February l), the Comparison Calendar Year would be calendar year 1998, and the calendar year immediately preceding the Comparison Calendar Year would be calendar year 1997); or

               (b) if the Gross Revenues for the Comparison Calendar Year is equal to or less than the Gross Revenues for the calendar year immediately preceding the Comparison Calendar Year, then the Minimum Rent shall increase on the Escalation Date to an amount equal to the Minimum Rent for the Lease Year immediately prior to the Escalation Date multiplied by an amount (the "Annual Multiplier") equal to the following fraction: (i) the numerator of which shall be the C.P.I. (defined below) for the month which is two (2) months prior to the Escalation Date, and (ii) the denominator of which shall be the C.P.I. for the month which is fourteen (14) months prior to the Escalation Date. (By way of example, the Annual Multiplier applicable to an Escalation Date of February 1, 1999 shall be determined by comparing the C.P.I. as it existed for December 1998 to the C.P.I. as it existed for December 1997.) Notwithstanding the foregoing, if the calculation pursuant to this subpart (b) would otherwise result in a decrease in Minimum Rent, Minimum Rent shall not be decreased, but shall remain the same as it existed for the Lease Year immediately preceding the Escalation Date. In addition, if the increase in Minimum Rent pursuant to the C.P.I. adjustment provided above would otherwise result in an increase in Minimum Rent by more than two percent (2%) over the Minimum Rent immediately preceding the applicable Escalation Date, the increase will be limited to two percent (2%) of the Minimum Rent as it existed immediately prior to applicable Escalation Date. (Accordingly, Minimum Rent shall never be subject to any decrease, and any increase in Minimum Rent pursuant to the C.P.I. adjustment as aforesaid shall be limited to a maximum of two percent (2%).) "C.P.I." shall mean and refer to the Consumer Price Index published as the "CPI-U" index by the Bureau of Labor Statistics of the Department of Labor, U.S. Cities Average, All Items (1982 84=100) in the manner calculated as of the date of this Lease; provided that if compilation of the C.P.I. is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the C.P.I. shall be used.

     On each respective Escalation Date, and prior to Lessor's receipt of the Officer's Certificate (defined below), Lessee shall pay Minimum Rent increased by two percent (2%) as contemplated by (a) above ("2% Escalated Rent"). If, upon delivery of the Officer's Certificate, it is determined that Gross Revenues for the Comparison Calendar Year equals, or is less than, Gross Revenues for the calendar year which immediately preceded the Comparison Calendar Year, then Lessee shall be entitled to a prorata credit against the next installment of Minimum Rent by the amount which the 2% Escalated Rent exceeds the new, increased Minimum Rent as determined by the C.P.I. adjustment in (b), above.

     2. GROSS REVENUES. For purposes of the definition of Gross Revenues which follows, the term "Leased Property," shall mean and refer to "Leased Property" which is the subject, respectively, of each of the Leases (as the term "Leased Property" is defined in each respective Lease). The term "Gross Revenues" shall mean, collectively, all revenues generated by reason of the operations of the Leased Property (including any capital additions), whether or not directly or indirectly received or to be received by Lessee, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by reason of, all rooms, units and other facilities provided, meals served, services performed, space or facilities sub-leased or goods sold on or from the Leased Property and further including, without limitation, except as otherwise specifically provided below, any consideration received under any subletting, licensing, or other arrangements with any person or entity relating to the possession or use of the Leased Property and all revenues from all ancillary services provided at or relating to the Leased Property; provided, however, that Gross Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues:

          (i) all applicable contractual allowances (relating to any period during the Term of this Lease and thereafter until the Rent hereunder is paid in full) for billings not paid by or received from the appropriate governmental agencies (or other governmental entities) or third party payors,

          (ii) all applicable allowances according to CAAP for uncollectable accounts,

          (iii) all proper resident billing credits and adjustments according to GAAP, if any, relating to health care accounting,

          (iv) federal, state or local sales, use, gross receipts and excise taxes and any tax based upon or measured by said Gross Revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately,

          (v) provider discounts for hospital or other medical facility utilization contracts, if any,

          (vi) the cost, if any, of any federal, state or local governmental program imposed specially to provide or finance indigent resident care (other than Medicare, Medicaid and the like), and

               (vii) deposits refundable to residents of the Facility which comprises a portion of the Leased Property.

     To the extent that any Leased Property is subleased, Gross Revenues calculated for all purposes of this Lease shall include the Gross Revenues of such sublessee with respect to the premises demised under the applicable sublease (i.e., the Gross Revenues generated from the operations conducted on such subleased portion of such Leased Property). However, nothing in this definition of Gross Revenues shall be construed in any manner as a waiver or modification of any limitations or restrictions on Lessee's right to sublease, whether such limitations or restrictions are provided in the Leases or in this Amendment.

     To the extent any of the Leases contain the term "Excess Gross Revenues," such term is hereby deleted from such Leases. To the extent any of the Leases contain a definition of "Gross Revenues," such definition of Gross Revenues is hereby entirely replaced and superceded by the definition of Gross Revenues set forth above.

     3. OFFICER'S CERTIFICATE. Within one hundred twenty (120) calendar days following each calendar year, Lessee shall deliver to Lessor a certified report, reasonably acceptable to the Lessor and certified by the chief financial officer of the Lessee, setting forth the Gross Revenues for each Leased Property for the calendar year immediately preceding ("Officer's Certificate"). Notwithstanding the foregoing, with respect to the Officer's Certificate to be delivered in calendar year 1999, Lessee shall have until fifteen (15) days after ALC has filed its Form 10K for 1998 with the Securities Exchange Commission to deliver such certificate to Lessor. (With respect to the calendar year 1999, the Officer's Certificate shall state the Gross Revenues for both calendar year 1998 and calendar year 1997.)

     4. LESSOR RIGHT TO AUDIT. The Lessor, at its own expense (except as provided below), shall have the right from time to time to have its accountants or representatives audit the information set forth in the Officer's Certificate and, in connection with such audits, to examine the Lessee's records with respect thereto (including supporting data, income tax and sales tax returns), subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including without limitation, any duly enacted "Patients' Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of any Facility-patient relationship and any physician-patient privilege. If any such audit discloses a deficiency in the reporting of Gross Revenues and either the Lessee agrees with the result of such audit or the matter is compromised, the Lessee shall forthwith pay to the Lessor the amount of the deficiency in Additional Rent which would have been payable by it had such deficiency in reporting Gross Revenues not occurred, as finally agreed or determined, together with interest on the Additional Rent which should have been payable by it, calculated at the Overdue Rate, from the date when said payment should have been made by the Lessee to the date that the Lessor receives such payment. Notwithstanding anything to the contrary herein, with respect to any audit that is commenced more than two (2) years after the date Gross Revenues for any calendar year are reported by the Lessee to the Lessor, the deficiency, if any, with respect to Additional Rent shall bear interest as permitted herein only from the date such determination of deficiency is made, unless such deficiency is the result of gross negligence or willful misconduct on the part of the Lessee (or any Affiliate thereof). If any audit conducted for the Lessor pursuant to the provisions hereof discloses that (a) the Gross Revenues actually received by the Lessee for any calendar year exceed those reported by the Lessee by more than five percent (5%), the Lessee shall pay the reasonable cost of such audit and examination or (b) the Lessee has overpaid Additional Rent, and if no Event of Default exists, the Lessor shall so notify the Lessee and the Lessee shall direct the Lessor either (i) to refund the overpayment to the Lessee or (ii) grant a credit against Rent next coming due in the amount of such difference.

     5. ADDITIONAL PROVISIONS REGARDING GROSS REVENUES. Lessee covenants that the operation of each Facility which is subject to each (and defined in) Lease shall be conducted in a manner consistent with the prevailing standards and practices recognized in the assisted living industry as those customarily utilized by first class business operations. Subject to any applicable Legal Requirements, Lessee (and any manager of any Facility, if there is any manager) shall use its best efforts to maximize each respective Facility's Gross Revenues.

     6. MODIFICATION TO PARAGRAPH 32.1 OF EACH LEASE: LESSOR MAY GRANT LIENS. The following words are deleted from the second sentence of Paragraph 32.1 of each and every Lease: "shall contain the right to prepay (whether or not subject to a prepayment penalty and". Accordingly, any Encumbrance, as that term is used in each and every Paragraph 32.1, need not contain such right to prepay.

     7. ESCALATION OF MINIMUM RENT DURING ANY EXTENDED TERM.

          7.1 To the extent that any Lease grants Lessee the option to extend the tern of such Lease (each such extension of the term being referred to herein as the "Extended Term"), the Minimum Rent for each Extended Term shall be increased and adjusted as provided below in this Paragraph 7. Paragraph 18.2 of each of the Leases, and any other provision in the Leases which describes or governs the adjustment in the Minimum Rent during any Extended Term is deleted and the provisions of this Paragraph 7 shall be the sole provision governing the increase in Minimum Rent for each Extended Term. At the commencement of each Extended Term, Minimum Rent shall be adjusted. (The Minimum Rent as adjusted (as provided below in Paragraph 7.2 and 7.3) is referred to herein as the "Adjusted Rent.") The Adjusted Rent shall be calculated as provided in Paragraphs 7.2 and 7.3, below, irrespective of when Lessee elects to extend the term of any Lease. Accordingly, the calculation of Adjusted Rent shall be entirely independent of the date upon which Lessee elects to extend the term of the Leases and, therefore, the date upon which Lessee exercises any option to extend the term of the Leases (whether for the first Extended Term or second Extended Term) shall not in any way be relevant to or effect the calculation of Adjusted Rent.

          7.2 The Adjusted Rent for the first Extended Term shall be the higher of (i) or (ii), as follows:

          (i) an amount equal to the Minimum Rent payable on the Escalation Date in calendar year 1999, multiplied by a fraction, the numerator of which shall be the C.P.I. (as defined above in this Amendment) of the calendar month which is two (2) calendar months prior to the first calendar month of the first Extended Term, and the denominator of which shall be the C.P.I. for the calendar month which is two (2) months prior to the Escalation Date in calendar year 1999; or

          (ii) the Minimum Rent, as it existed on the Escalation Date in the calendar year 1999, compounded annually (on each Escalation Date of each Lease Year after the Escalation Date which occurred during the calendar year 1999) at the rate of two percent (2%) per year. By way of the example only, if Minimum Rent on the Escalation Date in the calendar year 1999 was Two Hundred Fifty Two Thousand Two Hundred Eighty Dollars Eighty Cents ($252,280.80), and if the remaining number of calendar years in the Initial Term was ten (l0), then the Minimum Rent due for the first Lease Year of the first Extended Term would be Three Hundred Seven Thousand Five Hundred Twenty Eight Dollars Eighty-Nine Cents ($307,528.89).

          7.3 The Adjusted Rent for the second Extended Term shall be the higher of (i), (ii) or (iii), as follows:

          (i) an amount equal to the Minimum Rent payable on the first day of the first Extended Term, multiplied by a fraction, the numerator of which shall be the C.P.I. (as defined above in this Amendment) for the calendar month which is two (2) calendar months prior to the first day of the second Extended Term, and the denominator of which shall be the C.P.I. for the calendar month which is two (2) months prior to the first day of the first Extended Term;

          (ii) the Minimum Rent, as it existed on the first calendar month of the first Extended Term, compounded annually (on each Escalation Date of each Lease Year during the first Extended Term) at the rate of two percent (2%) per year. By way of the example only, if Minimum Rent for the first calendar month of the first Extended Term was Three Hundred Seven Thousand Five Hundred Twenty Eight Dollars Eighty-Nine Cents ($307,528.89), and if the first Extended Term of the Lease is five (5) years, then Minimum Rent due for the first Lease Year of the second Extended Term would be Three Hundred Thirty Nine Thousand Five Hundred Thirty Six Dollars Seventy-Four Cents ($339,536.74); or

          (iii) the Fair Market Rent as determined below:

               (a) If Lessor and Lessee cannot agree on the Fair Market Rent within thirty (30) days after the date of the Notice to Extend for the second Extended Term, each party shall, by notice to the other, appoint a disinterested and licensed M.A.I. Real Estate Appraiser with at least five years of experience in assisted living properties in the State in which the applicable Leased Property is located (with the same type of operating license and as that in effect for the applicable Facility) to determine the Fair Market Rent. If any party should fail to appoint an appraiser within ten (10) days after notice, the appraiser selected by the other party shall determine the Fair Market Rent. In determining the Fair Market Rent, each appraiser shall give appropriate consideration to, among other things, generally applicable Minimum Rent for tenancies of property comparable to the applicable Leased Property in the area in which the applicable Leased Property is located.

               (b) If the two appraisers selected pursuant to (a) above, cannot agree upon the Fair Market Rent within forty-five (45) days, they shall immediately give written notice of such inability ("Notice of Disagreement") to both Lessor and Lessee setting forth the Fair Market Rent determinations of each of the appraisers. If the determinations of each of the two appraisers of the Fair Market Rent at the commencement of such second Extended Term differ by less than ten percent (10%) of the lower determination, the Fair Market Rent shall be fixed at an amount equal to the average of the two determinations.

               (c) If the determinations of each of the two appraisers selected pursuant to (b), above, differ by ten percent (10%) or more of the lower determination with respect to the Fair Market Rent to be paid at the commencement of such second Extended Term, then within thirty (30) days after the giving of the Notice of Disagreement, the two appraisers shall appoint a third disinterested and licensed M.A.I. Real Estate Appraiser with at least 5 years of experience in State in which the applicable Leased Property is located appraising assisted living properties in such State (with the same type of operating license and as that in effect for the applicable Facility). If the parties cannot then agree on the Fair Market Rent, the third appraiser shall determine the Fair Market Rent, and in so doing, shall give appropriate consideration to those items described in (a), above. The third appraiser shall not select a Fair Market Value either (1) higher than the highest of the two appraisals made pursuant to (a), above; or (2) lower than the lowest of the two appraisals made pursuant to (a), above. If the first two appraisers cannot agree on the selection of a third appraiser within such thirty (30) days, or if the first two appraisers fail to provide a Notice of Disagreement (as stated in (b), above), then the Fair Market Rent shall be determined by a third appraiser selected by the American Arbitration Association (or such other organization at Lessor's election) upon application by Lessor.

               (d) During the time before the determination of the Fair Market Rent, Lessee shall pay Minimum Rent as adjusted pursuant to the higher of Paragraph 7.3(i) or (ii), above; provided, however, that, once the Adjusted Rent is determined, the Minimum Rent owed by Lessee at the Adjusted Rent shall be effective retroactively as of the first day of the second Extended Term. If, after the Minimum Rent for an Extended Term is adjusted and applied retroactively as of the first day of the second Extended Term, it is determined that additional Minimum Rent is due Lessor, the aggregate amount of any such additional Minimum Rent shall be paid to Lessor within thirty (30) days of the determination of the Adjusted Rent for second Extended Term.

               (e) Each of the parties shall pay the fees of the appraiser that it selects pursuant to (a), above, and shall equally share the cost of the third appraiser, if necessary, and shall equally share the cost of arbitration (excluding attorneys' fees), if necessary.

     8. CONCURRENT EXERCISE OF OPTIONS TO EXTEND.

          8.1 Notwithstanding anything set forth in any of the Leases, Lessee shall not be entitled to exercise any option to extend the term of any Lease in any of the respective "Groups" identified on Exhibit "B" (whether for the first Extended Term or second Extended Term) unless, concurrently therewith, Lessee also elects to extend the corresponding applicable term (that is, first Extended Term or second Extend Term) of each and all of the other Leases identified in the same Group. (Accordingly, and by way of example only, Lessee shall not be entitled to exercise any option to extend the term of any Lease in Group "A" unless, concurrently with exercise of any option to extend the term of any Lease in Group "A," Lessee also elects to extend the corresponding applicable term of each and all of the other Leases in Group "A.") Notwithstanding the foregoing, and subject to the provisions of Paragraph 8.2, below, the exercise by Lessee of its option to extend the term of any Lease in any Group pursuant to the terms of any such Lease, for either the first Extended Term or the second Extended Term, shall be deemed to be an election by Lessee to have also elected to exercise its option to extend for the corresponding term (that is, the first Extended Term or second Extended Term, as applicable) of each and all of the other Leases in the same Group. Therefore, and subject to the provisions of Paragraph 8.2, below, if Lessee gives Lessor notice (as and when required under the applicable Lease) of its election to extend the term of any Lease for the first Extended Term, Lessee shall be deemed to have elected to exercise its option to extend the term of each and all of the other Leases in the same Group for the first Extended Term. Correspondingly, and subject to the provisions of Paragraph 8.2, below, if Lessee gives Lessor notice (as and when required under the applicable Lease) of its election to extend the term of any Lease for the second Extended Term, Lessee shall be deemed to have also elected to exercise its option to extend the term of each and all of the other Leases in the same Group for the second Extended Term.

     8.2  NOTWITHSTANDING THE PROVISIONS OF 8.1, ABOVE, IF LESSEE DOES NOT
ELECT TO EXTEND (FOR THE FIRST EXTENDED TERM) THE TERM OF THAT CERTAIN LEASE WHICH HAS, BY COMPARISON TO ALL OF THE OTHER LEASES IN THE SAME GROUP, THE EARLIEST DEADLINE FOR LESSEE'S EXERCISE OF ITS OPTION TO EXTEND SUCH LEASE, LESSEE SHALL BE DEEMED TO HAVE FORFEITED, LOST AND WAIVED ANY RIGHT TO EXTEND THE TERM (FOR THE FIRST AND SECOND EXTENDED TERMS) FOR (I) SUCH LEASES; AND
(II) EACH AND ALL OF THE OTHER LEASES IN THE SAME GROUP. BY WAY OF EXAMPLE
ONLY, IF THE EARLIEST DEADLINE FOR EXTENDING THE TERM OF ANY OF THE LEASES IN GROUP "A" (FOR THE FIRST EXTENDED TERM) IS JANUARY 1, 2005, IF LESSEE FAILS TO ELECT TO EXTEND THE TERM OF SUCH LEASE FOR SUCH FIRST EXTENDED TERM AS AND WHEN REQUIRED BY THE TERMS OF SUCH LEASE, LESSEE SHALL BE DEEMED TO HAVE ELECTED NOT TO EXTEND THE TERM OF ANY OF THE LEASES IN GROUP "A" (FOR THE FIRST EXTENDED TERM AND THE SECOND EXTENDED TERM). CORRESPONDINGLY, AND BY WAY OF EXAMPLE
ONLY, IF THE EARLIEST DEADLINE FOR EXTENDING THE TERM OF ANY OF THE LEASES IN GROUP "A" (FOR THE SECOND EXTENDED TERM) IS JANUARY 1, 2010, IF LESSEE FAILS TO ELECT TO EXTEND THE TERM OF SUCH LEASE FOR SUCH SECOND EXTENDED TERM AS AND
WHEN REQUIRED BY THE TERMS OF SUCH LEASE, LESSEE SHALL BE DEEMED TO HAVE ELECTED NOT TO EXTEND THE TERM OF ANY OF THE LEASES IN GROUP "A" (FOR THE SECOND EXTENDED TERM)

     INITIALS:

     /s/ [ILLEGIBLE]     /s/ [ILLEGIBLE]     /s/ [ILLEGIBLE]     /s/ [ILLEGIBLE]
     ---------------     ---------------     ---------------     ---------------
           ALC              CARRIAGE            TEXAS-LTC              LTC

     9.   Change of Control. The following Paragraph 16.6 is added to the Lease:

     16.6 Change of Control.

          16.6.1 If at any time during the term of this Lease there shall be a Change of Control (as defined below) with respect to Lessee or any corporation of other entity directly or indirectly controlling Lessee (including any member of Lessee), whether by operation of law or otherwise (a "Controlling Entity"), then Lessee shall provide Lessor with prior written notice of any such Change of Control (the "Change of Control Notice"), which Change of Control Notice shall describe
(a) the manner in which the Change of Control shall occur, (b) the parties to the transaction(s) resulting in the Change of Control and (c) the effective date of the Change of Control. However, if applicable securities laws would prohibit Lessee from providing Lessor with prior written notice of a Change of Control, the Change of Control Notice shall be given as soon after securities laws would allow disclosure of the Change of Control. Within sixty (60) days after Lessor's receipt of a Change of Control Notice, or if a Change of Control Notice is not given by Lessee, then at any time after Lessor becomes aware of a Change of Control, Lessor, at Lessor's sole option (but subject to the provisions of Paragraph 16.6.2, below), shall have the right (but not the obligation) to declare an Event of Default under this Lease and exercise Lessor's rights and remedies under this Lease in connection with said Event of Default. Notwithstanding the foregoing and anything to the contrary contained in this Lease, if Lessor elects not to declare an Event of Default under this Lease upon a Change of Control, then this Lease shall remain in full force and effect, and Lessee shall remain fully obligated to Lessor to pay Rent and other charges from time to time due and to perform all other obligations to be performed by Lessee under this Lease. For purposes of this Lease, a Change of Control shall be deemed to occur if:

          (i) any Person (defined below) is or becomes the Beneficial Owner (defined below), directly or indirectly, of securities (or other equity interests) of Lessee and/or its Controlling Entity representing thirty percent (30%) or more of the combined voting power of the then outstanding securities (or equity interests) of Lessee and/or its Controlling Entity; or

          (ii) the stockholders (or holders of equity interests) of Lessee or its Controlling Entity approve a merger or consolidation of Lessee or its Controlling Entity (as applicable) with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities (or other equity interests) of Lessee or its Controlling Entity (as applicable) which are outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities (or other voting equity interests) of the surviving entity) more than sixty-nine and nine-tenths percent (69.90%) of the combined voting power of the voting securities (or other voting equity interests) of Lessee or its Controlling Entity or such surviving entity immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Lessee or its Controlling Entity (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the then outstanding securities (or other voting equity interests) of Lessee or its Controlling Entity shall not constitute a Change in Control;

          (iii) the stockholders (or holders of voting equity interests) of Lessee or its Controlling Entity approve a plan of complete liquidation of Lessee or its Controlling Entity (as applicable) or an agreement for the sale or disposition by Lessee or its Controlling Entity of all or substantially all of the assets of Lessee or its Controlling Entity; or

          (iv) the creation or issuance of new stock (or other voting equity interests) in one or a series of transactions by which an aggregate of more than thirty percent (30%) of the stock (or other voting equity interests) of Lessee or its Controlling Entity shall be vested in a party or parties who are not now stockholders (or holders of equity interests) of Lessee or its Controlling Entity.

          For purposes of this Paragraph 16.6.1, the term "Person" shall have the meaning ascribed thereto in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the term "Beneficial Owner" shall have the meaning ascribed thereto in Rule 13d-3 of the Exchange Act.

          16.6.2 Notwithstanding anything set forth above in Paragraph 16.6.1, if, following a "Change of Control," the surviving entity has a Net Worth (defined below) equal to or greater than Seventy-Five Million Dollars ($75,000,000.00), Lessor shall not have the right to declare an Event of Default based on such a Change of Control. (However, Lessee shall still be required to give Lessor the Change of Control Notice provided in Paragraph 16.6.1, above.) The term "Net Worth" as used in this Paragraph 16.6 shall mean an amount equal to the shareholders' equity determined in accordance with generally accepted accounting principles ("GAAP") minus total intangible assets. As used herein, total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense and experimental and development expenses).

     10. LESSOR'S CONSENT TO EXPANSION OF ATHENS, TEXAS AND GREENVILLE, TEXAS FACILITIES.

          10.1 The lease pertaining to the Athens, Texas property, as amended ("Athens Lease") pertains to a facility which was, at the time of the signing of the Athens Lease, a 36-unit assisted living facility ("Lakeland House"). Lessee has completed construction of an expansion ("Athens Expansion") to Lakeland House so that it presently consists of a 43-unit assisted living facility. From and after the date of this Amendment, the following definitions set forth in the Athens Lease shall be amended, as follows:

               (a) LEASED PROPERTY. The first sentence of the last paragraph of
Section 1.1 of the Athens Lease is hereby deleted in its entirety and replaced with the following: "The Leased Property includes that certain 44-unit assisted living facility commonly known as "Lakeland House" and located at 213 Cayuga Drive, Athens, Texas."

               (b) FACILITY. The definition of "Facility" set forth in Article II, Section 2 of the Lease is hereby deleted in its entirety and replaced with the following:

                    "Facility. That certain 44-unit assisted living facility,
               commonly known as "Lakeland House" which is part of the Leased Property, as defined in Article I, above."

               (c) GREENVILLE LEASE. The definition of "Greenville Lease" set forth in Article II, Section 2 of the Athens Lease is hereby deleted in its entirety and replaced with the following:

                    "Greenville Lease. That certain lease dated as of the date hereof between Lessor, as lessor, and Lessee, as lessee, and all amendments and addenda thereto, for that certain real property and the assisted living facility located thereon commonly known as "Harrison House" and located on 6400 Jack Finney Boulevard, Greenville, Texas ("Greenville Property")."

          10.2 The lease pertaining to the Greenville, Texas property, as amended ("Greenville Lease") pertains to a facility which as, at the time of the signing of the Greenville Lease, a 36-unit assisted living facility ("Harrison House"). Lessee has completed construction of an expansion ("Greenville Expansion") to Harrison House so that it presently consists of a 46-unit assisted living facility. From and after the date of this Amendment, the following definitions set forth in the Greenville Lease shall be amended, as follows:

               (a) LEASE PROPERTY. The last paragraph of Section 1.1 of the Greenville Lease is hereby deleted in its entirety and replaced with the following: "The Leased Property includes that certain 46-unit assisted living facility commonly known as "Harrison House" and located at 6400 Jack Finney Boulevard Greenville, Texas."

               (b) FACILITY. The definition of "Facility" set forth in Article II, Section 2 of the Lease is hereby deleted in its entirety and replaced with the following:

                    "Facility". That certain 46-unit assisted living facility, commonly known as "Harrison House" which is part of the Leased Property, as defined in Article I, above."

               (c)  ATHENS LEASE. The definition of "Athens Lease" set forth in
Article II, Section 2 of the Greenville Lease is hereby deleted in its entirety and replaced with the following:

                    "Athens Lease. That certain lease dated as of the date
               hereof between Lessor, as lessor, and Lessee, as lessee, and all amendments and addenda thereto, for that certain real property and the assisted living facility located thereon commonly known as "Lakeland House" and located on 213 Cayuga Drive, Athens, Texas ("Athens Property")."

          10.3 Pursuant to Section 6.2 of the Greenville Lease and Athens Lease, respectively, Lessor hereby consents to the alterations constituting the Greenville Expansion and

Athens Expansion (collectively "Alterations"). By granting such consent,
Lessor hereby waives any right to declare Lessee in default as a result of such Alterations, including but not limited to any right to declare a default for Lessee's failure to obtain Lessor's prior consent to such Alternations. The foregoing consent is not, and shall not be deemed to be, a consent to any other or future alteration, change or modification to either the Harrison House or Lakeland House (whether consisting of an expansion or reduction in size or number of units) of any kind or nature whatsoever, except for the Alterations. Lessor hereby acknowledges that Lessor gives its consent to the Alterations. Lessee represents and warrants that the Alterations have been done in full compliance with all applicable laws, statutes and regulations, and that no other additions or modifications to Lakeland House or Harrison House have been made other than the expansion of the number of assisted living units as stated above in Paragraphs 11.1 and 11.2, above.

     11.  MISCELLANEOUS.

          11.1 The Leases are in full force and effect and are hereby ratified and affirmed. The Leases and this Amendment contain all of the agreements of Lessor and Lessee with respect to any matter covered or mentioned in the Leases or this Amendment. No prior agreements or understanding pertaining to such matters shall be effective for any purpose. No provision of the Leases or this Amendment may be amended or supplemented except by an agreement in writing signed by both Lessor and Lessee or their respective successors in interest. This Amendment shall not be effective or binding on any party unless and until fully executed by Lessor and Lessee.

          11.2 Any capitalized terms used herein which are not otherwise defined shall have the same definition as set forth in the Leases.

          11.3 If there is any inconsistency between the provisions, terms and conditions of this Amendment and the provisions, terms and conditions of any of the Leases, the provisions, terms and conditions of this Amendment shall prevail in each and every instance.

          11.4 This Amendment may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Signatures on this Amendment conveyed via facsimile transmission shall be binding upon the party who signed same.

          11.5.1 To the extent any Event of Default, breach or other default exists under any of the Leases as of the date hereof (or any event has occurred which, with the giving of notice or passage of time would constitute an Event of Default, breach or other default), the making and entering into this Amendment shall not be deemed to be a waiver by Lessor or Lessee of any such Event of Default, breach or other default by the other (nor a waiver, or any other relinquishment of any kind or manner, of any event which has occurred which, with the giving of notice or the passage of time, would constitute an Event of Default, breach or other default). Lessor and Lessee therefore reserve all of their respective rights and remedies pertaining to any existing Event of Default, breach or other default. Any act or failure to act, or other thing or matter which was, would have, or could have been a breach, default or Event of Default absent the making of this Amendment shall remain a breach, default and/or Event of

Default, to the same extent irrespective of this Amendment, which shall have no effect on such matters.


     11.5.2 Lessor acknowledges that, without having made any investigation or inquiry of any kind or nature whatsoever, Lessor is not aware of any Event of Default, breach or other default by Lessee or Lessor under any of the Leases, nor is Lessor aware of any event having occurred which, with the giving of notice or the passage time, would constitute an Event of Default, breach or other default under any of the Leases.

     11.5.3 Lessee acknowledges that, without having made any investigation or inquiry of any kind or nature whatsoever, Lessee is not aware of any Event of Default, breach or other default by Lessee or Lessor under any of the Leases, nor is Lessee aware of any event having occurred which, with the giving of notice or the passage of time, would constitute an Event of Default, breach or other default by either Lessor or Lessee under any of the Leases. In addition, Lessee specifically acknowledges and agrees that nothing in this Amendment shall be deemed to constitute, either expressly or impliedly, the waiver (or any other relinquishment of any kind or manner) by Lessor of any Event of Default, breach or other default pertaining to any of the Leases; and Lessee acknowledges that, without making any investigation of any kind or nature whatsoever, Lessee is not aware of any express, implied or other waiver by Lessor of any Event of Default, breach or other default under any of the Leases.

     11.6 As to each Lease, this Amendment shall be governed by the laws of the State in which the respective, applicable Leased Property is located.

     11.7 On or prior to June 20, 1999, Lessee shall pay to Lessor, the cash sum of Seventy Thousand Seven Hundred Forty Two and 59/100 Dollars ($70,742.59) as part of the consideration for Lessor entering into this Amendment. Lessee's failure to pay said $70,742.59 on or prior to June 30, 1999, shall constitute an Event of Default under the Lease.

     11.8 Within seven (7) calendar days after written notice by Lessor to Lessee, Lessee shall reimburse Lessor for all of Lessor's out-of-pocket legal fees and costs incurred or to be incurred by Lessor in connection with the preparation, negotiation and finalization of this Amendment, up to a maximum amount of Twenty-Six Thousand Two Hundred Fifty And No/100 Dollars ($26,250.00). Said payment by Lessee shall be made in cash and failure by Lessee to make such payment as and when required as aforesaid shall constitute an Event of Default under the Lease.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.




                                   "ALC"


                                   ASSISTED LIVING CONCEPTS, INC.,
                                   a Nevada corporation


                                   By: /s/ Keren Brown Wilson
                                       ----------------------------------
                                       Name: Keren Brown Wilson
                                       Its:  Chief Executive Officer and
                                             President




                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                   "CARRIAGE"


                                   CARRIAGE HOUSE ASSISTED LIVING, INC.,
                                   a Delaware corporation


                                   By: /s/ Keren Brown Wilson
                                       ----------------------------------
                                       Name: Keren Brown Wilson
                                       Its:  President




                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                              "LTC"


                              LTC PROPERTIES, INC.,
                              a Maryland corporation





                              By:
                                 ----------------------------
                                 Name:
                                      -----------------------
                                 Its:
                                      -----------------------

                              "TEXAS-LTC"

                              TEXAS-LTC LIMITED PARTNERSHIP,
                              a Texas limited partnership

                              By:  L-TEX GP, Inc.
                                   a Delaware corporation,
                                   Its General Partner





                             By:
                                 ----------------------------
                                 Name:
                                      -----------------------
                                 Its:
                                      -----------------------

                                 EXHIBIT "A"

                                     LEASES

LEASE DATE               LOCATION                     FACILITY NAME
----------               --------                     -------------
January 12, 1996         Athens, Texas                Lakeland House*
January 12, 1996         Greenville, Texas            Harrison House*
March 8, 1996            Jacksonville, Texas          Angelina House*
October 20, 1995         Longview, Texas              Alpine House*
April 11, 1996           Lufkin, Texas                Neches House*
October 20, 1995         Marshall, Texas              Oakwood House*
September 30, 1997       Wichita Falls, Texas         Arbor House*
September 26, 1997       Beatrice, Nebraska           Homestead House**
May 30, 1997             Norfolk, Nebraska            Madison House**
May 30, 1997             Wahoo, Nebraska              Saunders House**
July 22, 1997            York, Nebraska               Mahoney House**
August 26, 1997          Bullhead City, Arizona       Davis House
August 8, 1997           Lake Havasu, Arizona         Jasmine House
September 9, 1997        Burley, Idaho                Warren House
September 9, 1997        Caldwell, Idaho              Annabelle House
December 4, 1996         Hayden, Idaho                Sylvan House
January 13, 1997         Nampa, Idaho                 Clearwater House
November 14, 1997        Elkhart, Indiana             Beardsley House
October 10, 1997         Madison, Indiana             Jewel House
June 30, 1998            Denison, Iowa                Reed House
August 8, 1997           Millville, New Jersey        Maurice House
August 8, 1997           Fremont, Ohio                Rutherford House

October 10, 1997              Newark, Ohio                  Chestnut House

July 31, 1997                 Tiffin, Ohio                  Seneca House

May 23, 1997                  Troy, Ohio                    Caldwell House

September 19, 1997            Wheelersburg, Ohio            River Bend House

September 9, 1997             Eugene, Oregon                Sawyer House

December 6, 1996              Klamath Falls, Oregon         Linkville House

November 19, 1997             Newport, Oregon               Spencer House

November 20, 1996             Battleground, Washington      Colonial House

July 31, 1997                 Hoquaim, Washington           Karr House

November 12, 1996             Kelso, Washington             Crawford House

------------
 *Texas Leases

**Nebraska Leases

                                  EXHIBIT "B"


                                GROUP "A" LEASES
                                ----------------
LOCATION                                                        FACILITY NAME
--------                                                        -------------

Athens, Texas                                                   Lakeland House

Greenville, Texas                                               Harrison House

Wichita Falls, Texas                                            Arbor House

Kelso, Washington                                               Crawford House

Newport, Oregon                                                 Spencer House

Burley, Idaho                                                   Warren House

Troy, Ohio                                                      Caldwell House

Wheelersburg, Ohio                                              River Bend House

Newark, Ohio                                                    Chestnut House

Millville, New Jersey                                           Maurice House

Denison, Iowa                                                   Reed House



                                GROUP "B" LEASES
                                ----------------
LOCATION                                                        FACILITY NAME
--------                                                        -------------

Longview, Texas                                                 Alpine House

Jacksonville, Texas                                             Angelina House

Hayden, Idaho                                                   Sylvan House

Battleground, Washington                                        Colonial House

Eugene, Oregon                                                  Sawyer House

Nampa, Idaho                                                    Clearwater House

Tiffin, Ohio                               Seneca House

Norfolk, Nebraska                          Madison House

York, Nebraska                             Mahoney House**

Lake Havasu, Arizona                       Jasmine House

Madison, Indiana                           Jewel House



                                GROUP "C" LEASES
                                ----------------


LOCATION                                   FACILITY NAME
--------                                   -------------

Marshall, Texas                            Oakwood House*

Lufkin, Texas                              Neches House*

Caldwell, Idaho                            Annabelle House

Hoquaim, Washington                        Karr House

Klamath Falls, Oregon                      Linkville House

Fremont, Ohio                              Rutherford House

Wahoo, Nebraska                            Saunders House**

Beatrice, Nebraska                         Homestead House**

Bullhead City, Arizona                     Davis House

Elkhart, Indiana                           Beardsley House

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

STERN, NEUBAUER, GREENWALD & PAULY,
A Professional Corporation
1299 Ocean Avenue, Tenth Floor
Santa Monica, California 90401-1007
Attention: Dennis L. Greenwald, Esq.

================================================================================


                                SHORT FORM LEASE
                               (ELKHART FACILITY)

     This SHORT FORM LEASE is made as of __________________, 199__ by and between LTC Properties, Inc., a Maryland corporation ("Lessor") and Assisted Living Concepts, Inc., a Nevada corporation ("Lessee").


                              W I T N E S S E T H:

     1. In consideration of the covenants of Lessee, Lessor leases to Lessee, and Lessee leases from Lessor, that certain real property and improvements thereon located in the City of Elkhart, Indiana ("Facility"), as more particularly described in EXHIBIT "A", attached hereto.

     2. This is a short form lease relating to that certain Lease dated as of November 14, 1997 ("Lease"). The Lease has been executed by the parties and each party has a full copy thereof.

     3. The term of the Lease shall be for a period of time commencing on the date of recordation of this Short Form Lease, and shall continue to and include December 31, 2010, unless the Lease is sooner terminated according to the terms of the Lease or extended according to specific extension rights set forth in the Lease.

     4. The Lease provides, and Lessor and Lessee hereby confirm, that neither Lessee nor anyone claiming by, through or under Lessee, including contractors, subcontractors, materialmen, mechanics and laborers, shall have any mechanics', materialmans' or construction liens of any sort whatsoever upon the interest of Lessor in the Facility, and, to the contrary, any such lien is specifically prohibited. All parties with whom Lessee may deal are hereby put on notice that Lessee has no power to subject the interest of Lessor in the Facility to any claim or lien of any kind or character, and all such persons dealing with Lessee must look solely to Lessee for payment and not to Lessor's interest in the Facility or any other asset of Lessor.

     5. The terms, conditions, provisions, covenants and agreements set forth in the Lease shall be binding upon the Lessor and Lessee, their respective heirs, legal representatives, successors and assigns, shall be deemed to be covenants running with the Facility, and are hereby incorporated herein by this reference. In addition to those terms referred to herein, the Lease contains numerous other terms, conditions and provisions. In the event of any conflict between the provisions of this Short Form Lease and the Lease, the provisions of the Lease shall govern, control and prevail.

     6. This Short Form Lease may be executed in one or more separate counterparts, each of which, once they are executed, shall be deemed to be an original. Such counterparts shall be and constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Short Form Lease to be signed respectively as of the date first above written.

                                            "LESSEE"

                                            ASSISTED LIVING CONCEPTS, INC.,
                                            A NEVADA CORPORATION


                                            By:
                                                --------------------------------
                                                  Its:
                                                       -------------------------




                       [SIGNATURE CONTINUED ON NEXT PAGE]

                    [SIGNATURE CONTINUED FROM PREVIOUS PAGE]


                                            "LESSOR"

                                            LTC PROPERTIES, INC.,
                                            A MARYLAND CORPORATION


                                            By:
                                                --------------------------------
                                                  Its:
                                                       -------------------------

                                  EXHIBIT "A"

                                LEGAL DESCRIPTION

                            ELKHART, INDIANA PROPERTY

Lot Number One (1) as the said Lot is known and designated on the recorded Plat of SOUTH GATE HILLS P. U. D. PHASE 2 a Subdivision in Concord Township; said Plat being recorded in Plat Book 23, page 62, in the Office of the Recorder of Elkhart County, Indiana.

Together with an ingress and egress easement and a utility easement over and across the following tract:

A part of the West Half (Wl/2) of the Northwest Fractional Quarter Section 19, Township 37 North, Range 5 East in Concord Township, Elkhart County, Indiana, more particularly described as follows:

Beginning at the Southwest corner of said Fractional Quarter Section; thence North 01 degree 05 minutes 19 seconds West along the West line of said Fractional Quarter Section a distance of 1169.71 feet to the Southwesterly corner of land conveyed to Sturgis Iron and Metal Company, Inc. (Elkhart County Deed Record 402, page 485); thence North 89 degrees 44 minutes 27 seconds East along the Southerly line of said Sturgis Iron and Metal Company, Inc. land a distance of 731.70. feet; thence South 01 degree 09 minutes 16 seconds East a distance of 763.31 feet to the beginning point of this description; thence continuing South 01 degree 09 minutes 16 seconds East a distance of 50 feet; thence South 89 degrees 06 minutes 39 seconds West a distance of 332.56 feet to the Easterly line of the recorded Plat of SOUTH GATE HILLS P.U.D. SECTION 1 (Elkhart County Plat Book 22, page 44); thence North 01 degree 05 minutes 19 seconds West along the Easterly line of said recorded Plat of SOUTH GATE HILLS P.U.D. SECTION 1 a distance of 50 feet; thence North 89 degrees 06 minutes 39 seconds East a distance of 332.50 feet to the place of beginning.

                                 ACKNOWLEDGEMENT

STATE OF   __________   )
                        )    SS.
COUNTY OF  __________   )



     The foregoing instrument was acknowledged before me on this _____ day of _______________, 1997, by ___________________, ____________________ of
____________________, a ____________________, on behalf of the corporation.



                                            ------------------------------------
                                            Notary Public


My Commission Expires:


------------------------------

                                      LEASE

                             DATED NOVEMBER 14,1997

                                   EXECUTED BY

                         LTC PROPERTIES, INC., as Lessor

                                       and

                    ASSISTED LIVING CONCEPTS, INC., as Lessee

                               TABLE OF CONTENTS

ARTICLE I ......................................................................   1
    1.1     Leased Property ....................................................   1
    1.2     Term ...............................................................   2
    1.3     Contingencies ......................................................   2

ARTICLE II .....................................................................   3
    2.      Definitions ........................................................   3

ARTICLE III ....................................................................   9
    3.1     Rent ...............................................................   9
            3.1.1 Minimum Rent .................................................   9
            3.1.2 Additional Rent ..............................................   9
    3.2     Calculation and Payment of Additional Rent; Annual Reconciliation...  10
            3.2.1 Estimates and Payments .......................................  10
            3.2.2 Annual Statement .............................................  10
            3.2.3 Deficits .....................................................  10
            3.2.4 Overpayments .................................................  11
            3.2.5 Final Determination ..........................................  11
            3.2.6 Best Efforts To Maximize .....................................  11
    3.3     Confirmation and Audit of Additional Rent ..........................  11
            3.3.1 Maintain Accounting Systems ..................................  11
            3.3.2 Audit By Lessor ..............................................  11
            3.3.3 Deficiencies and Overpayments ................................  12
            3.3.4 Survival .....................................................  12
    3.4     Additional Charges .................................................  12
    3.5     Net Lease ..........................................................  13
    3.6     Late Charge ........................................................  13

ARTICLE IV .....................................................................  13
    4.1     Payment of Impositions .............................................  13
    4.2     Notice of Impositions ..............................................  15
    4.3     Utility Charges ....................................................  15
    4.4     Insurance Premiums .................................................  15
    4.5     Payables ...........................................................  15
    5.1     No Termination, Abatement, etc .....................................  15
    5.2     Abatement Procedures ...............................................  16

ARTICLE VI .....................................................................  16
    6.1     Ownership of the Leased Property ...................................  16
    6.2     Lessee's Alterations ...............................................  16

    6.3     Lessee's Personal Property .........................................  17
    6.4     Consumable Inventory ...............................................  17

ARTICLE VII ....................................................................  17
    7.1     Condition of Leased Property .......................................  17
    7.2     Use of the Leased Property .........................................  18
    7.3     Preservation of Gross Revenues .....................................  19

ARTICLE VIII ...................................................................  20
    8.1     Compliance with Legal and Insurance Requirements, Instruments, etc    20
    8.2     Legal Requirement Covenants ........................................  20

ARTICLE IX .....................................................................  21
    9.1     Maintenance and Repair .............................................  21
    9.2     Expenditures to Comply with Law; Construction of Additional
            Improvements Pursuant to Certificate of Need .......................  22
    9.3     Encroachments, Restrictions, etc ...................................  23

ARTICLE X ......................................................................  23
    10.1    Lessee's Obligations for Hazardous Materials .......................  23
    10.2    Definition of Hazardous Materials ..................................  24

ARTICLE X1 .....................................................................  24
    11.1    No Liens ...........................................................  24
    11.2    Permitted Liens ....................................................  25

ARTICLE XII ....................................................................  25
    12.     Permitted Contests .................................................  25

ARTICLE XIII ...................................................................  26
    13.1    General Insurance Requirements .....................................  26
    13.2    Replacement Cost ...................................................  27
    13.3    Additional Insurance ...............................................  27
    13.4    Waiver of Subrogation ..............................................  28
    13.5    Form Satisfactory, etc .............................................  28
    13.6    Increase in Limits .................................................  28
    13.7    Blanket Policy .....................................................  28
    13.8    No Separate Insurance ..............................................  29
    13.9    Continuous Coverage ................................................  29

ARTICLE XIV ....................................................................  29
    14.1    Insurance Proceeds .................................................  29

    14.2    Reconstruction in the Event of Damage or Destruction Covered by
            Insurance Proceeds .................................................  30
    14.3    Reconstruction in the Event of Damage or Destruction Not Covered by
            Insurance ..........................................................  30
    14.4    Lessee's Property ..................................................  30
    14.5    Restoration of Lessee's Property ...................................  30
    14.6    No Abatement of Rent ...............................................  31
    14.7    Damage Near End of Term ............................................  31
    14.8    Termination of Option to Extend ....................................  31
    14.9    Waiver .............................................................  31

ARTICLE XV .....................................................................  31
    15.     Condemnation .......................................................  31
    15.1    Definitions ........................................................  31
    15.2    Parties' Rights and Obligations ....................................  32
    15.3    Total Condemnation .................................................  32
    15.4    Allocation of Portion of Award .....................................  32
    15.5    Partial Taking .....................................................  32
    15.6    Temporary Taking ...................................................  33

ARTICLE XVI ....................................................................  33
    16.1    Events of Default ..................................................  33
    16.2    Certain Remedies ...................................................  36
    16.3    Damages ............................................................  36
    16.4    Waiver .............................................................  37
    16.5    Application of Funds ...............................................  37

ARTICLE XVII ...................................................................  38
    17.     Lessor's Right to Cure Lessee's Default ............................  38

ARTICLE XVIII ..................................................................  38
    18.1    Options to Extend ..................................................  38
    18.2    Minimum Rent During Extended Terms .................................  39

ARTICLE XIX ....................................................................  40
    19.     Holding Over .......................................................  40

ARTICLE XX .....................................................................  41
    20.     Risk of Loss .......................................................  41

ARTICLE XXI ....................................................................  41
    21.     Indemnification ....................................................  41

ARTICLE XXII ...................................................................  42
    22.     Subletting and Assignment ..........................................  42
    22.1    Attornment .........................................................  43
    22.2    Sublease Limitation ................................................  43

ARTICLE XXIII ..................................................................  43
    23.     Officer's Certificates and Financial Statements ....................  43

ARTICLE XXIV ...................................................................  44
    24.     Lessor's Right to Inspect ..........................................  44

ARTICLE XXV ....................................................................  44
    25.     No Waiver ..........................................................  44

ARTICLE XXVI ...................................................................  44
    26.     Remedies Cumulative ................................................  44

ARTICLE XXVII ..................................................................  44
    27.     Acceptance of Surrender ............................................  44

ARTICLE XXVIII .................................................................  45
    28.     No Merger of Title .................................................  45

ARTICLE XXIX ...................................................................  45
    29.     Conveyance by Lessor ...............................................  45

ARTICLE XXX ....................................................................  45
    30.     Quiet Enjoyment ....................................................  45

ARTICLE XXXI ...................................................................  45
    31.     Notices ............................................................  45

ARTICLE XXXII ..................................................................  46
    32.1    Lessor May Grant Liens .............................................  46
    32.2    Lessee's Right to Cure .............................................  47
    32.3    Default by Lessor ..................................................  47

ARTICLE XXXIII .................................................................  48
    33.     Miscellaneous ......................................................  48
            33.1  Survival of Obligations ......................................  48
            33.2  Late Charges; Interest .......................................  48
            33.3  Limits of Lessor's Liability .................................  48
            33.4  Limits of Lessee's Liability .................................  48

            33.5  Transfer of Operations .......................................  48
            33.6  Addendum, Amendments and Exhibits ............................  49
            33.7  Headings .....................................................  49
            33.8  Time .........................................................  49
            33.9  Days .........................................................  49
            33.10 Rent .........................................................  49
            33.11 Applicable Law ...............................................  49
            33.12 Successors and Assigns .......................................  49
            33.13 Recordation ..................................................  49
            33.14 Prior and Future Agreements ..................................  49
            33.15 Partial Invalidity ...........................................  49
            33.16 Attorneys' Fees ..............................................  50
            33.17 Authority of Lessor and Lessee ...............................  50
            33.18 Relationship of the Parties ..................................  50
            33.19 Counterparts .................................................  50
            33.20 Brokers ......................................................  50

                                      LEASE

         This LEASE (this "Lease") is made as of the 14th day of November, 1997, by and between LTC PROPERTIES, INC., a Maryland corporation, herein called "Lessor", and ASSISTED LIVING CONCEPTS, INC., a Nevada corporation, herein called "Lessee", subject to the terms, conditions and contingencies set forth below.

                                    ARTICLE I

                  1.1 LEASED PROPERTY. Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee, and Lessee rents and hires from Lessor all of the following (the "Leased Property"):

                           (i) The real property situated in the State of
Indiana and more particularly described in Exhibit "A" attached hereto (the "Land");

                           (ii) All buildings, structures, Fixtures (as
hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

                           (iii) All easements, rights and appurtenances
relating to the Land and the Leased Improvements;

                           (iv) All permanently affixed equipment, machinery,
fixtures, and other items of real and/or personal property, including all components thereof, permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by the law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, to the extent acquired by Lessor pursuant to the "Purchase Agreement" as defined in
Article II hereof (collectively the "Fixtures"); and

                           (v) All personal tangible and intangible property
comprising the "Personal Property" and/or the "Intangible Property" acquired by Lessor pursuant to the Purchase Agreement.

                  The Leased Property includes that certain assisted living facility located in the City of Elkhart, County of Elkhart, Indiana. Notwithstanding the foregoing, the Leased Property shall not include any property not acquired by Lessor from the Seller pursuant to the Purchase Agreement. The Leased Property is demised subject to all covenants, conditions, restrictions, easements, and other matters of record, and all other matters that affect title, zoning and any other matters set forth in that certain Title Policy issued by Chicago Title Company concurrently with Lessor's purchase of the Leased Property and all matters disclosed in the ALTA survey obtained in connection with such title insurance (collectively the "Permitted Title Matters").

                  1.2 TERM. The initial term of the Lease (the "Initial Term") shall be the period commencing on the closing (the "Closing") whereby Lessor acquires fee title to the Leased Property under the Purchase Agreement (the "Commencement Date") and expiring on December 31, 2010. Lessee has the right to extend the term of this Lease, at Lessee's option, as provided in Article XVIII, below. (The Initial Term plus all validly exercised options to extend, if any, shall be referred to herein as the "Term"). Lessor and Lessee agree to execute a memorandum setting forth the Commencement Date.

                  1.3 CONTINGENCIES.

                           1.3.1 ACQUISITION OF LEASED PROPERTY. Lessee
acknowledges and agrees that, at the time of executing this Lease, Lessor does not own the Leased Property, but Lessor has a right to purchase the Leased Property pursuant to the Purchase Agreement. This Lease, and all obligations hereunder of either party, are contingent upon Lessor's acquisition of the fee simple interest in the Leased Property. Therefore, if the Leased Property has not been transferred to Lessor on or before the Outside Closing Date (as that term is defined in the Purchase Agreement), or by such later date as Lessor, in its sole discretion may permit, this Lease shall be null and void and of no force or effect whatsoever, and both Lessor and Lessee shall be relieved of all responsibility under the Lease.

                           1.3.2 CROSS DEFAULT WITH OTHER LEASES. Lessor and
Lessee acknowledge and agree that this Lease is to be cross-defaulted with every other lease now between Lessor (or any of its Affiliates) and Lessee (or any of its Affiliates) with respect to any assisted living facility (collectively, the "Other Leases"), each of which shall (if Lessor so requests) be specifically amended to confirm that they are cross-defaulted as additional security for Lessee's performance under this Lease; provided that the Other Leases shall not include those five (5) leases relating to those five (5) assisted living properties in the State of Washington commonly known as: Chenoweth House, Kennewick, Washington; Pioneer House, Walla Walla, Washington; Orchard House, Grandview, Washington; Lexington House, Vancouver, Washington; and Mountain
View House, Camas, Washington. However, the cross-default provisions of this Paragraph shall be effective regardless of whether Lessor requests the aforesaid specific amendments.

                                   ARTICLE II

         2. DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided, (i) the terms defined in this Article II have the meanings assigned to them in this Article II and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles at the time applicable; and (iii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Paragraph or other subdivision:

                  ADDITIONAL CHARGES. As defined in Article III.

                  ADJUSTED RENT. As defined in Article XVIII.

                  AFFILIATE. When used with respect to any corporation, the term "Affiliate" shall mean any person or entity (including any trust) which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, though the ownership of voting securities, partnership interests or other equity interests. For the purposes of this definition, "person" shall mean any natural person, trust, partnership, corporation, joint venture or other legal entity.

                  BUSINESS DAY. Each Monday, Tuesday, Wednesday, Thursday, and Friday, which is not a day on which national banks in the State of Indiana are authorized or obligated, by law or executive order, to close.

                  C.P.I. As defined in Paragraph 18.2.

                  CALENDAR YEAR. The period from January 1 through and including December 31 in the same calendar year.

                  CODE. The Internal Revenue Code of 1986, as amended.

                  CONSOLIDATED FINANCIALS. For any Fiscal Year or other accounting period for Lessee and its consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and the related balance sheet as at the end of such period, together with the notes thereto, all audited by a certified public accountant and in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with generally accepted accounting principles.

                  CONSOLIDATED NET WORTH. At any time, the sum of the following for Lessee and its consolidated subsidiaries, on a consolidated basis determined in accordance with generally accepted accounting principles:

                           (1) the amount of capital or stated capital (after
deducting the cost of any shares held in its treasury), plus

                           (2) the amount of capital surplus and retained
earnings (or, in the case of a capital or retained earnings deficit, minus the amount of such deficit), minus

                           (3) the sum of the following (without duplication of
deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) unamortized debt discount and expense; and (b) any write-up in the book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated Financials prior to the date thereof, except (i) any net write-up in value of foreign currency in accordance with generally accepted accounting principles; and (ii) any write-up resulting from a reversal of a reserve for bad debts or depreciation and any write-up resulting from a change in methods of accounting for inventory.

                  ENCUMBRANCE. As defined in Article XXXII.

                  EVENT OF DEFAULT. As defined in Article XVI.

                  EXCESS GROSS REVENUES. Gross Revenues for a calendar year less the Gross Revenues for the immediately preceding calendar year.

                  EXTENDED TERM. As defined in Article XVIII.

                  FACILITY. That certain assisted living facility which is part of the Leased Property, as defined in Article I, above.

                  FACILITY MORTGAGE. As defined in Article XIII.

                  FACILITY MORTGAGEE. As defined in Article XIII.

                  FISCAL YEAR. The twelve (12) month period from January 1 through the following December 31.

                  FIXTURES. As defined in Article I.

                  GROSS REVENUES. Collectively, all revenues generated by reason of the operation of the Leased Property (including any Capital Additions), whether or not directly or indirectly received or to be received by Lessee or any Affiliate of Lessee, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by reason of, all rooms, units and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on or from the Leased Property and further including, without limitation, except as otherwise specifically provided below, any consideration received under any subletting, licensing, or other arrangements with any Person relating to the possession or use of the Leased Property and all revenues from all ancillary services provided at or relating to the Leased Property; provided, however, that Gross Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues:

                           (i) all applicable contractual allowances (relating
to any period during the Term of this Lease and thereafter until the Rent hereunder is paid in full) for billings not paid by or received from the appropriate Governmental Agencies or Third Party Payors,

                           (ii) all applicable allowances according to GAAP for
uncollectible accounts,

                           (iii) all proper resident billing credits and
adjustments according to GAAP, if any, relating to health care accounting.

                           (iv) federal, state or local sales, use, gross
receipts and excise taxes and any tax based upon or measured by said Gross Revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately,

                           (v) provider discounts for hospital or other medical
facility utilization contracts, if any,

                           (vi) the cost, if any, of any federal, state or local
governmental program imposed specially to provide or finance indigent resident care (other than Medicare, Medicaid and the like), and

                           (vii) deposits refundable to residents of the
Facility.

                  To the extent that the Leased Property is subleased or occupied by an Affiliate or Affiliates of Lessee, Gross Revenues calculated for all purposes of this Lease shall include the Gross Revenues of such Sublessee with respect to the premises demised under the applicable Sublease (i.e., the Gross Revenues generated from the operations conducted on such subleased or occupied portion of the Leased Property) and the rent received or receivable from such Sublessee pursuant to such Subleases shall be excluded from Gross Revenues for all such purposes. As to any Sublease between Lessee and a non-Affiliate of Lessee, only the rental actually received by Lessee from such non-Affiliate shall be included in Gross Revenues.

                  IMPOSITIONS. Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction, privilege, rent taxes, bed taxes or fees or any other taxes as the same relate to or are imposed upon Lessee or Lessor or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the
Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property, Lessor, or the business conducted thereon by Lessee (including all interest and penalties thereon due to any failure in payment by Lessee), and all increases in all the above from any cause whatsoever, including reassessment, which at any time prior to, during or in respect of the Term may be assessed or imposed on or in respect of or be a lien upon (a) Lessor's interest in the Leased Property or any part thereof; (b) the Leased Property or any part thereof, including without limitation any Personal Property located thereon or used in connection therewith, or any rent therefrom or any estate, right, title or interest therein; or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Lessee. Without limiting the foregoing, the term "Imposition" shall include any sales tax on rents paid under this Lease or by residents of the Facility (including, but not limited to, rental receipts taxes), bed taxes, depreciation recapture, any other taxes (except for the specific exclusions stated below), fees or charges imposed by the State of Indiana and any potential subdivision thereof relating to the Facility or the Leased Property, this Lease, or rents received under this Lease, whether relating to any period prior to or after the Commencement Date. Provided, however, nothing contained in this Lease shall be construed to require Lessee to pay (1) the following taxes and fees to the extent they relate to Lessor's business generally (as opposed to relating specifically to Lessor's ownership of the Facility, lease thereof to Lessee or income therefrom): any federal, state or local income tax of Lessor, taxes based on outstanding corporate shares of Lessor or Lessor's equity or capitalization, regardless of whether denominated as an income tax, franchise tax, capital tax or otherwise;
(2) any income or capital gain tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof; or
(3) estate, inheritance, gift taxes or documentary transfer taxes.

                  INSURANCE REQUIREMENTS. All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

                  LAND. As defined in Article I.

                  LEASE. As defined in the Preamble.

                  LEASE YEAR. Any twelve (12) month period from January 1 to December 31 in each calendar year during the Term. In the case of the beginning of the Initial Term, the provision "Lease Year" shall mean the period from the Commencement Date (defined in Paragraph 1.2, above) to December 31, 1998; in the case of the end of the Term, the provision "Lease Year" shall mean the period from the last January 1 to occur during the Term to the date of expiration of the Lease. The Lease Year 1998 shall mean the Commencement Date though December 31, 1998; the Lease Year 1999 shall mean January 1, 1999 through December 31, 1999; the Lease Year 2000 shall mean January 1, 2000 through December 31, 2000, and so on.

                  LEASED IMPROVEMENTS; LEASED PROPERTY. Each as defined in
Article I.

                  LEGAL REQUIREMENTS. All federal, state, county, municipal, and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, and injunctions affecting either the Leased Property or the construction, use or alteration thereof whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property; or (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations thereto, and all covenants, agreements, restrictions, and encumbrances contained in any instruments, either of record or known to Lessee, at any time in force affecting the Leased Property.

                  LESSEE. Assisted Living Concepts, Inc., a Nevada corporation (and any assignee permitted subject to the terms and conditions in this Lease).

                  LESSEE'S PERSONAL PROPERTY. All machinery, equipment, furniture, furnishings, movable walls or partitions, computers, or trade fixtures or other personal property, and consumable inventory and supplies, owned by Lessee and used or useful in Lessee's business on the Leased Property and located thereon, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory, except items (i) included within the definition of Fixtures; and (ii) personal property described in Paragraph 1.1(v), above.

                  LESSOR. LTC Properties, Inc., a Maryland corporation, and its successors and assigns.

                  MINIMUM RENT. As defined in Article III.

                  NOTICE. A notice given pursuant to Article XXXI hereof.

                  OFFICER'S CERTIFICATE. A certificate of Lessee signed by (i) the Chief Executive Officer or the President or any authorized Vice President; and (ii) the secretary, or another officer authorized by appropriate resolution to so sign by the Board of Directors. Any signature required above may be substituted with a signature of another person whose power and authority to act has been authorized by an appropriate corporate resolution.

                  OTHER LEASES. As defined in Paragraph 1.3.2.

                  OVERDUE RATE. On any date, a rate equal to the Prime Rate (defined below), plus two percent (2%); provided, however, that it is the intent of Lessor and Lessee that the Overdue Rate (and all other interest rates provided for hereunder) be in strict compliance with applicable usury laws of the State of Indiana, and that in the event the Overdue Rate (or other interest rate provided for hereunder) shall be deemed to exceed that permitted to be charged by the laws of the State of Indiana, any and all excess sums collected by Lessor shall be credited against the Rent payable under this Lease or if there is no Rent due, promptly refunded to Lessee.

                  PAYMENT DATE. Any due date for the payment of the installments of Minimum Rent or any other payments required under this Lease.

                  PRIMARY INTENDED USE. As defined in Paragraph 7.2.2.

                  PRIME RATE. On any date, a rate equal to the annual rate on such date as may be published by The Wall Street Journal as the prime rate in its listing of "Money Rates."

                  PURCHASE AGREEMENT. That certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of November 14, 1997, by and between Lessee as the "Seller" and Lessor as the "Buyer," providing for Lessor's acquisition of the Leased Property at the purchase price and as more fully described therein.

                  PURCHASE PRICE. Lessor's Purchase Price for the Leased Property pursuant to (and as defined in) the Purchase Agreement.

                  RELATED LEASES. Those certain leases between Lessor, as "Lessor", and Lessee, as "Lessee," enumerated on Exhibit "B", attached hereto.

                  RENT. Any and all monetary obligations of Lessee owing under this Lease.

                  SUBSIDIARIES. Corporations, of which either Lessee or Lessor owns, directly or indirectly, more than 50% of the voting stock (individually, a "Subsidiary").

                  TERM. Collectively, the Initial Term plus any Extended Terms, as the context may require, unless earlier terminated pursuant to the provisions hereof.

                  UNSUITABLE FOR ITS PRIMARY INTENDED USE. A state of condition of the Facility such that by reason of damage or destruction, or a partial taking by Condemnation, in the good faith judgment of Lessor and Lessee, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable units affected by such damage or destruction or partial Condemnation.

                  UNAVOIDABLE DELAYS. Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder; provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds available to Lessor results from Lessee's failure to perform any of its obligations under this Lease.

                  The above does not include all the definitions to be used in this Lease. Various definitions of other terms are included in the other Articles of this Lease.

                                   ARTICLE III

                  3.1 RENT.

                           3.1.1 MINIMUM RENT. Lessee will pay to Lessor in
lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Lessor's address set forth above or at such other place or to such other person, firms or corporations as Lessor from time-to-time may designate in a Notice, Minimum Rent (as defined below), during the Term, as follows:

                                    (a) INITIAL TERM. The initial annual Minimum
Rent for the first year of the Initial Term shall be an amount equal to the product of: (i) the Purchase Price; and (ii) the sum of 3.50% plus the interest rate on the ten-year Treasury Security as of the day prior to the Commencement Date; the parties agreeing that on the Commencement Date, a duly authorized officer of each of Lessor and Lessee shall execute a certificate setting forth in writing the amount of such Minimum Rent and the Commencement Date. The Minimum Rent shall be subject to increase as and when provided below in this
Article III. The Minimum Rent shall be paid in advance in equal, consecutive monthly installments on the first day of each calendar month of the Term. Minimum Rent shall be prorated for any partial month at the beginning or end of the Term; and

                                    (b) EXTENDED TERMS. The Minimum Rent during
the Extended Terms shall be as stated in Article XVIII, below.

                           3.1.2 ADDITIONAL RENT. In addition to the Minimum
Rent, the Lessee shall pay to the Lessor additional rent (the "Additional Rent") which shall equal, in each calendar year, the sum of (i) the Additional Rent payable in the immediately preceding calendar year plus (ii) twenty percent (20%) of Excess Gross Revenues for the then current calendar year during the Term. Additional Rent shall accrue commencing on the first (1st) day of the first calendar month following the one-year anniversary of the Commencement Date (unless the Commencement Date falls on the first (1st) day of a calendar month, in which case Additional Rent shall accrue commencing on the one-year anniversary of the Commencement Date) ("Additional Rent Commencement Date"), and shall be payable during the Term, quarterly in arrears, commencing on the Additional Rent Commencement Date and there shall be an annual reconciliation as provided in Section 3.2 below. Notwithstanding the foregoing, in no event shall any increase to Additional Rent for any calendar year exceed two percent (2.0%) of the total of Minimum Rent and Additional Rent payable for the immediately preceding calendar year.

         Additional Rent payable hereunder for any fractional calendar year shall be prorated so that such Additional Rent shall equal the product of (x) the Additional Rent payable with respect to the immediately preceding calendar year plus an amount equal to twenty percent (20%) of the annualized Excess Gross Revenues for the applicable fractional calendar year multiplied by (y) a fraction (the "Proration Factor"), the numerator of which is the number of days in the applicable fractional calendar year and the denominator of which is 365; provided, however, that, in no event shall the Additional Rent payable during
(A) the calendar year in which the Additional Rent Commencement Date occurs exceed the product of two percent (2.0%) of the total of Minimum Rent payable with respect to the immediately preceding calendar year multiplied by the applicable Proration Factor and (B) any other fractional calendar year increase by more than the product of two percent (2.0%) of the total of Minimum Rent and Additional Rent payable with respect to the immediately preceding calendar year multiplied by the applicable Proration Factor.

                  3.2 CALCULATION AND PAYMENT OF ADDITIONAL RENT; ANNUAL RECONCILIATION.

                           3.2.1 ESTIMATES AND PAYMENTS. Commencing on the
Additional Rent Commencement Date, Additional Rent to be paid during each calendar year during the Term shall be paid quarterly in arrears (in equal installments on the 1st day of April, July, October and January) based on the actual increase in Gross Revenues over the comparable fiscal quarter for the immediately preceding calendar year, to be adjusted at the end of each such year based on the actual Excess Gross Revenues calculated for that calendar year. Additional Rent due for any portion of any calendar year shall be prorated accordingly.

                           3.2.2 ANNUAL STATEMENT. In addition, on or before the
first day of April of each year following any calendar year for which Additional Rent is payable hereunder, the Lessee shall deliver to the Lessor an Officer's Certificate, reasonably acceptable to the Lessor and certified by the chief financial officer of the Lessee, setting forth the Gross Revenues for the immediately preceding calendar year.

                           3.2.3 DEFICITS. If the Additional Rent, as finally
determined for any calendar year (or portion thereof), exceeds the sum of the quarterly payments of Additional Rent previously paid by the Lessee with respect to said calendar year, within thirty (30) days after such determination is required to be made hereunder, the Lessee shall pay such deficit to the Lessor and, if the deficit exceeds five percent (5%) of the Additional Rent which was previously paid to the Lessor with respect to said calendar year, then the Lessee shall also pay the Lessor interest on such deficit at the Overdue Rate from the applicable quarterly date that such payment should have originally been made by the Lessee to the date that the Lessor receives such payment.

                           3.2.4 OVERPAYMENTS. If the Additional Rent, as
finally determined for any calendar year (or portion thereof), is less than the amount previously paid with respect thereto by the Lessee, and if no Event of Default exists, the Lessee shall notify the Lessor either (a) to pay to the Lessee an amount equal to such difference or (b) to grant the Lessee a credit against Additional Rent next coming due in the amount of such difference.

                           3.2.5 FINAL DETERMINATION. The obligation to pay
Additional Rent shall survive the expiration or earlier termination of the Term (as to Additional Rent payments that are due and payable with respect to periods prior to the expiration or earlier termination of the Term and during any periods that the Lessee remains in possession of the Leased Property), and a final reconciliation, taking into account, among other relevant adjustments, any contractual allowances which related to Gross Revenues that accrued prior to the date of such expiration or earlier termination, but which have been determined to be not payable. The Lessee's good faith best estimate of the amount of any unresolved contractual allowances shall be made not later than two (2) years after said expiration or termination date. Within sixty (60) days after the expiration or earlier termination of the Term, the Lessee shall advise the Lessor of the Lessee's best estimate of the approximate amount of such adjustments, which estimate shall not be binding on the Lessee or have any legal effect whatsoever.

                           3.2.6 BEST EFFORTS TO MAXIMIZE. The Lessee further
covenants that the operation of the Facility shall be conducted in a manner consistent with the prevailing standards and practices recognized in the assisted living industry as those customarily utilized by first class business operations. Subject to any applicable Legal Requirements, Lessee (and any manager of the Facility, if there is any manager) shall use its best efforts to maximize the Facility's Gross Revenues.

                  3.3 CONFIRMATION AND AUDIT OF ADDITIONAL RENT.

                           3.3.1 MAINTAIN ACCOUNTING SYSTEMS. The Lessee shall
utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with usual and customary practices in the assisted living industry and in accordance with GAAP which will accurately record all Gross Revenues. The Lessee shall retain, for at least three (3) years after the expiration of each calendar year (and in any event until the final reconciliation described in Section 3.2 above has been made), adequate records confirming to such accounting system showing all Gross Revenues for such calendar year.

                           3.3.2 AUDIT BY LESSOR. The Lessor, at its own expense
except as provided hereinbelow, shall have the right from time to time to have its accountants or representatives audit the information set forth in the Officer's Certificate referred to in Section 3.2 and in connection with such audits, to examine the Lessee's records with respect thereto

(including supporting data, income tax and sales tax returns), subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including without limitation, any duly enacted "Patients' Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of any Facility-patient relationship and any physician-patient privilege.

                           3.3.3 DEFICIENCIES AND OVERPAYMENTS. If any such
audit discloses a deficiency in the reporting of Gross Revenues and either the Lessee agrees with the result of such audit or the matter is compromised, the Lessee shall forthwith pay to the Lessor the amount of the deficiency in Additional Rent which would have been payable by it had such deficiency in reporting Gross Revenues not occurred, as finally agreed or determined, together with interest on the Additional Rent which should have been payable by it, calculated at the Overdue Rate, from the date when said payment should have been made by the Lessee to the date that the Lessor receives such payment. Notwithstanding anything to the contrary herein, with respect to any audit that is commenced more than two (2) years after the date Gross Revenues for any calendar year are reported by the Lessee to the Lessor, the deficiency, if any, with respect to Additional Rent shall bear interest as permitted herein only from the date such determination of deficiency is made, unless such deficiency is the result of gross negligence or willful misconduct on the part of the Lessee (or any Affiliate thereof). If any audit conducted for the Lessor pursuant to the provisions hereof discloses that (a) the Gross Revenues actually received by the Lessee for any calendar year exceed those reported by the Lessee by more than five percent (5%), the Lessee shall pay the reasonable cost of such audit and examination or (b) the Lessee has overpaid Additional Rent, and if no Lease Default exists, the Lessor shall so notify the Lessee and the Lessee shall direct the Lessor either (i) to refund the overpayment to the Lessee or (ii) grant a credit against Additional Rent next coming due in the amount of such difference.

                           3.3.4 SURVIVAL. The obligations of the Lessor and the
Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

                  3.4 ADDITIONAL CHARGES. In addition to the Minimum Rent, (1) Lessee will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease, and (2) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (1) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges. If any elements of Additional Charges shall not be paid within five (5) Business Days after its due date and Lessor pays any such amount (which Lessor shall have the right, but not the obligation, to do), then, in addition to Lessor's other rights and remedies, Lessee will pay Lessor on demand, as Additional Charges, interest on such unpaid Additional Charges computed at the Overdue Rate from the date that Lessor pays such amount to the date that Lessor receives reimbursement from Lessee. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

                  3.5 NET LEASE. Subject to the provisions of Article V, below, without limiting any provision of this Lease, the Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent and Additional Charges throughout the Term, all as more fully set forth in Articles IV, VIII, IX and XIII, and other provisions of this Lease.

                  3.6 LATE CHARGE. LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY LESSEE TO LESSOR OF RENT (INCLUDING MINIMUM RENT AND ADDITIONAL CHARGES, BUT EXCLUDING LATE CHARGES) OR OTHER SUMS DUE HEREUNDER (OTHER THAN THOSE SET FORTH IN PARAGRAPH 3.4) WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF WHICH WILL BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS INCLUDE, BUT ARE NOT LIMITED TO, PROCESSING AND ACCOUNTING CHARGES. ACCORDINGLY, IF ANY INSTALLMENT OF RENT (INCLUDING MINIMUM RENT AND ADDITIONAL CHARGES, BUT EXCLUDING LATE CHARGES) OR ANY OTHER SUM DUE FROM LESSEE SHALL NOT BE RECEIVED BY LESSOR WHEN THE SAME BECOMES DUE AND PAYABLE AND SUCH FAILURE IS NOT CURED WITHIN FIVE (5) BUSINESS DAYS AFTER NOTICE THEREOF FROM LESSOR, THEN LESSEE SHALL PAY TO LESSOR A LATE CHARGE EQUAL TO FIVE PERCENT (5%) OF SUCH OVERDUE AMOUNT. THE PARTIES HEREBY AGREE THAT SUCH LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE. ACCEPTANCE OF SUCH LATE CHARGE BY LESSOR SHALL IN NO EVENT CONSTITUTE A WAIVER OF LESSEE'S DEFAULT OR BREACH WITH RESPECT TO SUCH OVERDUE AMOUNT, NOR PREVENT LESSOR FROM EXERCISING ANY OF THE OTHER RIGHTS AND REMEDIES GRANTED UNDER THIS LEASE.

                                   ARTICLE IV

                  4.1 PAYMENT OF IMPOSITIONS. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions coming due prior to or during the Term, or which relate to any period within the Term or prior to the Term, before any fine, penalty, interest or cost may be added for non-payment (or earlier if required by any taxing authority), such payments to be made directly to the taxing authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any Imposition may, at the option of the taxpayer, lawfully (without penalty) be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessee, at its expense, shall, to the extent required or permitted by Legal Requirements, prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing, but if such Event of Default has occurred and is continuing (i.e., it has not been cured), such refund shall be paid to Lessor and utilized to cure any such continuing Event of Default. After fully curing such Event of Default, any excess funds from such refund shall be paid by Lessor to Lessee. Any such funds retained by Lessor, as provided above, shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessee will provide to Lessor copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessor to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal or institute such proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's sole cost and expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action, provided that Lessee may not withhold payments pending such challenges except under the conditions set forth in Article XII. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor shall have the right, once any Event of Default has occurred hereunder (and irrespective of whether such Event of Default is continuing or has been cured), to require that Lessee pay to Lessor 1/12th of the annual Impositions each month concurrently with the payment of Minimum Rent; provided that, during any period when such payments are being made, Lessor agrees (a) to pay, or cause to be paid, all such Impositions prior to delinquency, and (b) upon written request from Lessee, to account to Lessee for all payments then on deposit. Unless Lessee is notified by Lessor otherwise, Lessee shall pay all "Impositions" directly to the appropriate taxing or other authorities to which payments are due, and Lessee shall provide Lessor written evidence and notice that all such payments have been made. Without limiting any of the other indemnities set forth in this Lease, Lessee hereby agrees to defend, indemnify, protect and hold harmless Lessor in connection with any "Impositions" that relate to any time prior to or during the Term, and Lessee acknowledges and agrees that it will not make claims against, or otherwise look to, Lessor to reimburse Lessee for payments made relating to any period prior to the Commencement Date.

                  4.2 NOTICE OF IMPOSITIONS. Lessor shall give prompt Notice to Lessee for all Impositions payable by Lessee hereunder of which Lessor has knowledge, but Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives notice (from any source) of any Imposition which it is obligated to pay. However, notwithstanding the foregoing, it shall be Lessee's sole duty to inquire and determine all of the Impositions for which it is liable as provided herein and shall promptly pay such Impositions when due, and Lessor shall have no duty of inquiry concerning Impositions.

                  4.3 UTILITY CHARGES. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water, sewer connection and all other utilities used in or for the Leased Property during the Term.

                  4.4 INSURANCE PREMIUMS. Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to
Article XIII during the Term.

                  4.5 PAYABLES. Lessee acknowledges and agrees that prior to the Rent Commencement Date, certain liabilities and other obligations were incurred arising from the development, construction and operation of the Facility for which Lessee is and shall remain entirely responsible and liable, and Lessor shall have no responsibility, liability or obligation whatsoever with respect to the same. Therefore, Lessee agrees as part of this Lease to pay all liabilities and obligations concerning the Facility, whether arising before or after the Rent Commencement Date.

                                    ARTICLE V

                  5.1 NO TERMINATION, ABATEMENT, ETC. Except as specifically provided under Article XV hereunder, Lessee shall not be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reasons of (a) any damage to, or destruction of, any Leased Property or any portion thereof; (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Lease Property or any portion thereof; or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent payable under this Lease except as specifically provided in Article XV hereunder. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent due under this Lease shall continue to be payable in all events, irrespective of Lessor's performance or non-performance under this Lease, unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                  5.2 ABATEMENT PROCEDURES. In the event Lessee is entitled to an abatement of Minimum Rent under Article XV (by reason of any Condemnation as provided thereunder), the Lease shall not terminate (except as provided in
Article XV) but the Minimum Rent shall be abated in proportion to the reduced capacity of the Leased Property for the use made of the same by Lessee at the time of the Condemnation (i.e., the reduction in the number of residents the Leased Property can accommodate under standards existing immediately prior to the Condemnation). If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after any partial taking as provided under Article XV, the matter shall be submitted by either party to a court of competent jurisdiction for resolution, but Lessee during such resolution shall continue to perform its obligations hereunder, including, but not limited to, payment of that portion of the Minimum Rent which is not then in dispute.

                                   ARTICLE VI

                  6.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges and agrees that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

                  6.2 LESSEE'S ALTERATIONS. Lessee shall not make any modifications, alterations or improvements, whether by addition or deletion, to the Leased Improvements or any portion thereof (collectively, "Alterations") without Lessor's prior written consent; provided, however that Lessee may, at its sole cost and expense, make non-structural Alterations to the interior of the Leased Improvements so long as the total cost thereof is less than Fifty Thousand Dollars ($50,000) and provided that the aggregate cost over any twelve
(12) month period of such Alterations does not exceed One Hundred Thousand Dollars ($100,000) unless approved in advance in writing by Lessor. Any Alterations by Lessee during the Term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with law. Lessee will not make any Alteration or other improvement that may materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use. Subject to the provisions of Article XI, all Alterations and other improvements shall be lien free (i.e., without mechanics', materialmen's or other liens). Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessee shall, at its sole cost and expense, repair and restore the Leased Property as and when required under Paragraph 9.1.

                  6.3 LESSEE'S PERSONAL PROPERTY. Lessee may (and shall as provided hereinbelow), at its expense, install, assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee's Personal Property, and Lessee may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term. Lessee shall provide and maintain during the entire Term all such Lessee's Personal Property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. All of Lessee's Personal Property not removed by Lessee within twenty (20) days following the expiration or earlier termination of this Lease shall be considered abandoned by Lessee and may be used, appropriated, sold, destroyed, or otherwise disposed of by Lessor without first giving notice thereof to Lessee and without any payment to Lessee and without any obligation to account therefor. Lessee shall, within twenty (20) days following the expiration or earlier termination of this Lease, at its sole cost and expense, repair any damage to the Land or the Leased Improvements occasioned by the installation, maintenance or removal of Lessee's Personal Property, and restore the Land or Leased Improvements to its condition immediately prior to any such installation.

                  6.4 CONSUMABLE INVENTORY. Lessor and Lessee acknowledge that certain inventory, including consumables, at the Facility, as of the Commencement Date ("Consumable Inventory") will be completely consumed or otherwise disposed of during the course of Lessee's operation of the Facility. Lessee agrees that, at the end of the Term or earlier termination of the Lease, it shall replace and restore the Consumable Inventory to the type and amount (with the same value) as that existing as of the Commencement Date, and as may otherwise be sufficient to fully equip the Facility for its operation and maintenance as may be customary for properties comparable to the Leased Property in Indiana.

                                   ARTICLE VII

                  7.1 CONDITION OF LEASED PROPERTY. Lessee acknowledges receipt and delivery of possession of the Leased Property and further acknowledges that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for it purposes hereunder. Lessee represents and warrants that the Personal Property (as defined in Paragraph 1.1(v) hereof) includes all equipment and property required under applicable federal and state law to operate the Facility at full capacity. Lessee is leasing the Leased Property "AS-IS" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE,

DESIGN OR CONDITION FOR THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. WITHOUT LIMITING THE FOREGOING, IT SHALL BE LESSEE'S RESPONSIBILITY TO DETERMINE THE AMOUNT OF REIMBURSEMENT AND OTHER PAYMENTS THAT IT IS ENTITLED TO RECEIVE FROM THE FEDERAL, STATE OR LOCAL GOVERNMENTS AND LESSEE'S OBLIGATIONS UNDER THIS LEASE SHALL NOT BE MODIFIED, CHANGED OR OTHERWISE BE REDUCED IN THE EVENT THAT LESSEE HAS INCORRECTLY ANALYZED THE AMOUNTS TO BE PAID TO LESSEE BY ANY GOVERNMENT OR AGENCY THEREOF.

                  7.2 USE OF THE LEASED PROPERTY.

                           7.2.1 Lessee covenants that it will obtain and will
at all times during the Term maintain all approvals needed to use and operate the Leased Property and the Facility under applicable federal, state and local law, including, but not limited to, licensure and Medicaid certification, as applicable. Lessee shall provide to Lessor, at Lessor's request a copy of any report or survey conducted by any federal, state or local government entity regarding the quality of care at the Facility, and any other such information or documents concerning the operation of the Facility.

                           7.2.2 After the Commencement Date and during the
entire Term, Lessee shall use or cause to be used the Leased Property as an assisted living facility licensed by the State of Indiana and uses incidental to the foregoing, including without limitation home health services provided in accordance with and as contemplated under Paragraph 22, below (the particular such use to which the Leased Property is put at any particular time is herein referred to as the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion. No use shall be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy to residents therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization, or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

                           7.2.3 Lessee covenants and agrees that subject to
damage, destruction and condemnation described in Articles XIV and XV, during the Term it will operate continuously the Leased Property in accordance with its Primary Intended Use, provided that Lessee may cease operations for more than ten (10) days (i) if Lessee obtains Lessor's prior written approval, and (ii) so long as such cessation of operations does not impair or threaten the status or effectiveness of the operating license or other certification for operating the Facility in accordance with its Primary Intended Use.

                           7.2.4 Lessee shall not commit or suffer to be
committed any waste on the Leased Property, or in the Facility nor shall Lessee cause or permit any nuisance thereon.

                           7.2.5 Lessee shall neither suffer nor permit the
Leased Property or any portion thereof, including Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof; or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

                           7.2.6 Lessee covenants and agrees that during the
Term it will maintain all licenses, approvals, permits and certifications for reimbursement, licensure and as otherwise required for operating the Facility in accordance with its Primary Intended Use.

                  7.3 PRESERVATION OF GROSS REVENUES. Lessee acknowledges that a fair return to Lessor on its investment in the Leased Property is dependent, in part, on the concentration on the Leased Property during the Term of the assisted living business of Lessee and its Affiliates in the geographical area of the Leased Property. Lessee further acknowledges that diversion of residents and/or patients, as applicable, from the Facility to other facilities or institutions owned, operated or managed, whether directly or indirectly, by Lessee or its Affiliates will have a material adverse impact on the value and utility of the Leased Property. Accordingly, Lessor and Lessee agree as follows:

                           7.3.1 During the Term and for a period of two (2)
years thereafter, neither Lessee nor any of its Affiliates, directly or indirectly, shall operate, own, manage or have any interest in or otherwise participate in or receive revenues from any other facility or institution providing services or similar goods to those provided in connection with the Facility and the Primary Intended Use, within a four (4) mile radius outward from the outside boundary of the Leased Property. All distances shall be measured on a straight line rather than on a driving distance basis. In the event that any portion of such other facility or institution is located within such restricted area the entire facility or institution shall be deemed located within such restricted area.

                           7.3.2 For a period of two (2) years following the
Term, neither Lessee nor any of its Affiliates shall, without the prior written consent of Lessor, which consent may be given or withheld in Lessor's sole discretion, actively solicit the hiring, engagement or other employment of any management or supervisory personnel then working on or in connection with the Leased Property; provided however that the provisions of this Paragraph 7.3.2 shall not apply to management or supervisory personnel, including without limitation officers of Lessee, who do not have their primary place of employment at the Leased Property.

                           7.3.3 During the Term and for a period of two (2)
years thereafter, Lessee shall not recommend or solicit the removal or transfer of any resident or patient from the Leased Property to any other facility or institution; provided however that the provisions of this Paragraph 7.3.3 shall not apply to removals or transfers required for medically appropriate reasons, or required during the period of reconstruction or restoration, if any, permitted after any casualty event pursuant to Article XIV below or after any Condemnation pursuant to Article XV below.

                                  ARTICLE VIII

                  8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS, ETC. Subject to Article XII relating to permitted contests, Lessee, at its sole cost and expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property; and
(b) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations, if any, required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation, and maintenance of the Leased Property or any part thereof.

                  8.2 LEGAL REQUIREMENT COVENANTS. Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose. Lessee further warrants and represents that Lessee has obtained all necessary governmental approvals and has given all necessary notices to allow Lessee to operate the Leased Property for its Primary Intended Use. Lessee shall acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other use conducted on the Leased Property as may be permitted by Lessor from time-to-time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration and operation of the same, and all parts thereof, shall at all times conform to all applicable federal, state and local laws, ordinances, rules, and regulations unless the same are held by a court of competent jurisdiction to be unlawful. Lessee, may, however, upon prior written notice to Lessor, contest the legality or applicability of any such law, ordinance, rule, or regulation, or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's own expense. If by the terms of any such law, ordinance, rule or regulation, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any fine, charge or liability of any kind against the Leased Property, including the Facility, or Lessee's leasehold interest therein and without subjecting Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay; and (b) prosecutes the contest continuously, with due diligence and in good faith.

                                   ARTICLE IX

         9.1 MAINTENANCE AND REPAIR.

                  9.1.1 Lessee, at its sole cost and expense, will keep the Leased Property and Lessee's Personal Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Lessee's control in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which may materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use. Any repair work performed by Lessee shall be paid for so that no lien (i.e., mechanics', materialmen's or other liens) shall attach to the Leased Property, subject to Article XII.

                  9.1.2 Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility (or similar notices) under any mechanics' or materialmen's lien laws now or hereafter existing.

                  9.1.3 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, express or implied, to any contractor, sub-contractor, laborer, materialman, or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair, or demolition of, or to the Leased Property or any part thereof; or

(ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim, or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility (or similar notices) under any mechanics' or materialsmen's lien laws now or hereafter existing.

                  9.1.4 Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, and subject to the provisions of Paragraph 6.3 regarding Lessee's Personal Property, upon the expiration or prior termination of the Term, all the Leased Property, including all Fixtures and Personal Property located thereon, and any Alterations, repairs, restorations, additions or improvements otherwise made by or for Lessee, shall be Lessor's property and shall be vacated and surrendered to Lessor in the condition in which the Leased Property was originally received from Lessor, and in the same type and amount (with the same value) as that existing as of the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required under this Lease, and as otherwise sufficient to fully equip the Facility for its operation and maintenance as may be customary for properties comparable to the Leased Property in Indiana, and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property) in good order and repair without compensation to Lessee; provided however that, at the election of Lessor, exercisable by notice to Lessee, Lessee shall, at Lessee's sole cost and expense, prior to the expiration or prior termination of the Term, remove from the Leased Property any Fixtures, Personal Property, Alterations or other improvements to the Leased Property or any portion thereof that were not consented to in advance in writing by Lessor, irrespective of whether Lessor's consent was required hereunder, and Lessee shall repair any damage to the Leased Property occasioned by the installation, maintenance or removal of the same, and restore the Leased Property to its condition immediately prior to such installation. Notwithstanding the foregoing, if this Lease is terminated pursuant to Paragraph 14.7 due to damage or destruction during the last 24 months of the Term (as described in Paragraph 14.7), then, unless the damage or destruction was due to Lessee's negligent acts or omissions or willful misconduct, at the end of the Term (shortened due to the damage and destruction) Lessee shall not be obligated to repair any items that were damaged; provided that nothing contained herein shall affect Lessee's obligation to maintain the Leased Property in good order and repair during the entire Term. Additionally, Lessor shall own and may remove, at the end of the Term (or at the earlier termination of this Lease), all patient records and other records in connection with the Facility, and in connection with the transfer of such records, Lessee shall take all necessary action to insure full compliance with any and all patient confidentiality, patient-physician privileges or any duly enacted "Patient's Bill of Rights" or similar applicable laws or regulations.

         9.2 EXPENDITURES TO COMPLY WITH LAW; CONSTRUCTION OF ADDITIONAL IMPROVEMENTS PURSUANT TO CERTIFICATE OF NEED. Without limiting Lessee's other obligations, during the Term of this Lease, Lessee will, at its expense, make whatever expenditures

(including, but not limited to capital and non-capital expenditures) that are required to conform the Leased Property to such standards as may from time-to-time be required by Federal Medicaid (Title 19) assisted living programs, if applicable, or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over the Leased Property as a condition of the continued operation of the Leased Property during the Term (as extended) as an assisted living residence or other health-care related facility, approved for Medicaid and similar programs, pursuant to present or future laws of governmental regulation.

         9.3 ENCROACHMENTS, RESTRICTIONS, ETC. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its sole cost and expense, (and after Lessor's prior approval) subject to Lessee's right to sue Lessor's predecessors in title with respect thereto or to contest the existence of any such encroachment, violation or impairment and, in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or the Leased Property; or (ii) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Paragraph 6.2 and this Article
IX. Lessee's obligations under this Paragraph 9.3 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.

                                    ARTICLE X

         10.1 LESSEE'S OBLIGATIONS FOR HAZARDOUS MATERIALS. Lessee shall, at its sole cost and expense, take all actions as required to cause the Leased Property including, but not limited to, the Land and all Leased Improvements, to be free and clear of the presence of all Hazardous Materials during the Term; provided, however, that Lessee shall be entitled to use and maintain Hazardous Materials on the Leased Property in connection with Lessee's business and in compliance with all applicable laws. In this connection, Lessee shall, upon its discovery, belief or suspicion of the presence of Hazardous Materials on, in or under any part of the Leased Property, including, but not limited to, the Land and all Leased Improvements, immediately notify Lessor and, at no expense to Lessor, cause any such Hazardous Materials to be removed immediately, in compliance with all applicable laws and in a manner causing the least disruption of or interference with the operation of Lessee's business. Lessee hereby agrees to fully indemnify, protect, defend and hold harmless Lessor from any costs, damages, claims, liability or loss of any kind or nature arising out of or in any way in connection with the presence, suspected presence, removal or remediation of Hazardous Materials in, on, or about the Leased Property, or any part thereof. Lessee acknowledges that it has received and reviewed a Phase I Environmental Report (the "Environmental Report"). Without limiting Lessee's other obligations under this Lease, Lessee agrees, at Lessee's sole cost, to fully comply with all recommendations set forth in the Environmental Report or any other environmental report. Lessee's obligations hereunder shall apply to all Hazardous Materials, irrespective of when they arose or were discovered and therefore will include any Hazardous Materials that existed prior to, at, or after the Commencement Date and during the Term.

         10.2 DEFINITION OF HAZARDOUS MATERIALS. For purposes of this Lease, "Hazardous Materials" shall include, but not be limited to, any substance, material, waste, pollutant or contaminant, now or hereafter defined, listed or regulated by the "Environmental Laws" (defined below) or any other federal state or local law, regulation or order or by common law decision. "Environmental Laws" means and includes any law, ordinance, regulation or requirement now or hereinafter in effect relating to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), human health and safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601, et seq.; Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; Clean Water Act, 33 U.S.C.
Section 1251, et seq.; Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; Refuse Act, 33 U.S.C. Section 407; Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq.; Clean Air Act, 42 U.S.C. Section 7401, et seq.; and comparable Indiana laws; and any and all similar state and local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto.

                                   ARTICLE XI

         11.1 NO LIENS. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly, voluntarily or by operation of law, create or allow to remain and will promptly discharge at its expense any lien, mortgage, encumbrance, attachment, title retention agreement, or claim upon the Leased Property or any attachment, levy, claim, or encumbrance in respect of the Rent, not including however, (a) this Lease; (b) restrictions, liens and other encumbrances created or allowed pursuant to the provisions of Paragraph 11.2 below; (c) liens for those taxes of Lessor which Lessee is not required to pay hereunder; (d) subleases permitted by Article XXIII; (e) liens for Impositions or for sums resulting from non-compliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty, or (2) such liens are in the process of being contested as permitted by Article XII; (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that in the case of disputed sums any such liens are in the process of being contested as permitted by Article XII; (g) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXIII of this Lease; (h) the Permitted Title Matters (defined in Paragraph 1.1 above); and (i) any other matters that have been consented to in advance in writing by Lessor.

         11.2 PERMITTED LIENS. Lessee may borrow funds to finance all or any part of the cost of any Alterations or other improvements permitted or required under this Lease to the extent and upon such terms and conditions as may be approved in advance in writing by Lessor in Lessor's sole discretion, subject to Lessor's right of first refusal to finance such Alterations or other improvements upon commercially reasonable terms and conditions; provided, however, that Lessor's approval shall not be required for any borrowing of funds that does not result in a lien, mortgage, encumbrance or other claim affecting the Leased Property or Lessee's interest under this Lease. Notwithstanding the foregoing, Lessee may grant security interests encumbering specific items of Lessee's Personal Property (but not fixtures attached to the Land) in favor of the lessors of or purchase-money lenders for said items of Lessee's Personal Property, so long as such personal property is permitted on the Land or in the Leased Improvements under Paragraph 6.3 hereunder and is not owned by or subject to any claim or right of Lessor.

                                   ARTICLE XII

    12. PERMITTED CONTESTS. Lessee shall have the right to contest the amount or validity of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence, and to delay payment if legally permitted. Any such legal proceeding (and delay in payment) shall operate to extend the time for performance of Lessee's covenants to pay such charges hereunder only so long as such Claims are in the process of being diligently contested as permitted in this Article XII and such legal proceedings (and delay in payment) do not cause the sale of the Leased Property, or any part thereof, to satisfy the same or cause Lessor or Lessee to be in default under any mortgage or deed of trust encumbering the Leased Property or any interest therein; provided that such legal proceedings (and delay in payment) shall not otherwise be deemed or construed as relieving, modifying or extending Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner provided for under this Lease. Upon the reasonable request of Lessor, Lessee shall provide to Lessor reasonable security satisfactory to Lessor, in Lessor's reasonable discretion, to assure the payment of all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. In the event that Lessee fails to pay any Claims when due or, upon Lessor's request, to provide the security therefor as provided in this
Article XII and to diligently prosecute any contest of the same, Lessor may, upon thirty (30) days advance written Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed.

                                  ARTICLE XIII

         13.1 GENERAL INSURANCE REQUIREMENTS. Subject to the provisions of Paragraph 13.8, during the Term, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Lessee's Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the state in which the Leased Property is located. The policies must name Lessor as a loss payee and additional insured. Losses shall be payable to Lessor or Lessee as provided in Article XIV. In addition, upon Lessor's written request, the policies shall name as mortgagee, loss payee and additional insured the holder ("Facility Mortgagee") of any mortgage, deed of trust or other security agreement and any other Encumbrance placed on the Leased Property in accordance with the provisions of Article XXXII ("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits of premiums for insurance to be made with such Facility Mortgagee, or, pursuant to written direction by Lessor upon the occurrence of any Event of Default hereunder (and irrespective of whether such Event of Default is continuing or has been cured), Lessee shall make such deposits directly with such Facility Mortgagee or with Lessor, as required, provided that during any period when such deposits are being made, the Facility Mortgagee or Lessor (depending on which party collects such deposits) agrees (a) to pay the premiums on a timely basis, and (b) upon written request from Lessee, to account to Lessee for all funds then on deposit. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall insure against the following risks:

                  13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as "All Risk," and all physical loss perils normally included in such All Risk insurance, including, but not limited to, sprinkler leakage, in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Paragraph 13.2);

                  13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, if any, in such amounts with respect to any one accident as may be reasonably requested by Lessor from time-to-time;

                  13.1.3 Loss of rental under a rental value insurance policy covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards described in Paragraph
13.1.1 or 13.1.2 in an amount sufficient to prevent Lessor from becoming a co-insurer.

                  13.1.4 Claims for personal injury or property damage under a policy of comprehensive general public liability insurance with amounts not less than One Million Dollars ($1,000,000.00) per occurrence, and with an annual aggregate of Three Million Dollars ($3,000,000.00);

                  13.1.5 Claims arising out of malpractice or other professional actions or omissions under a policy of professional liability insurance with amounts not less than One Million Dollars ($1,000,000.00) per occurrence, and with an annual aggregate of Three Million Dollars ($3,000,000.00);

                  13.1.6 Flood (if the Leased Property is located in whole or in part within a flood plain area, as designated by any governmental or other responsible agency and if such insurance is available pursuant to applicable law) and such other hazards and in such amounts as may be customary for comparable properties in the area; and

                  13.1.7 Any other kinds of insurance, and in such amounts, as Lessor may reasonably require from time to time to the extent available in the state where the Leased Property is located.

         13.2 REPLACEMENT COST. The term "full replacement cost" as used herein, shall mean the actual replacement cost of the Leased Property requiring replacement from time-to-time including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy in the state where the Leased Property is located. Lessor and Lessee agree that as of the Commencement Date the full replacement cost shall be deemed to be the "Purchase Price". In the event either party believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost redetermined.

         13.3 ADDITIONAL INSURANCE. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time-to-time by Lessor or any Facility Mortgagee (to the extent available in the state where the Leased Property is located) and shall further at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable federal, state and local law.

         13.4 WAIVER OF SUBROGATION. All insurance policies carried by either party covering the Leased Property, the Fixtures, the Facility, or Lessee's Personal Property including without limitations, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so. Upon written request, each party shall provide the other party with a copy of each insurance policy with the waiver clause or endorsement attached.

         13.5 FORM SATISFACTORY, ETC. All of the policies of insurance referred to in this Article XIII shall be written in a form reasonably satisfactory to Lessor and by insurance companies reasonably satisfactory to Lessor. Subject to the foregoing, Lessor agrees that it will not unreasonably withhold its approval as to the form of the policies of insurance or as to the insurance companies selected by Lessee. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable by Lessee to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Paragraph 16.1(c). Each insurer mentioned in this Article XIII shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that will give to Lessor (and to any Facility Mortgagee, if required by the same) thirty (30) days written notice before the policy or policies in questions shall be altered, allowed to expire or cancel.

         13.6 INCREASE IN LIMITS. In the event that Lessor or a Facility Mortgagee shall at any reasonable time deem the limits of the personal injury or property damage public liability insurance then carried to be insufficient, Lessee shall thereafter carry the insurance with increased limits until further change pursuant to the provisions of this Paragraph; provided that if Lessor desires to increase the limits of insurance, and such is not pursuant to the request of a Facility Mortgagee, then Lessor may not demand an increase in limits above the limits generally consistent with the requirements of owners of long term care properties in the State of Indiana.

         13.7 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article XIII, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

         13.8 NO SEPARATE INSURANCE. Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished or which may reasonably be required to be furnished, by Lessee or increase the amount of any then existing insurance by securing any additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under the Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amount of the then existing insurance.

         13.9 CONTINUOUS COVERAGE. Lessee shall assure that there is no gap in the insurance coverage provided in connection with the Facility at or after the Commencement Date and, therefore, the insurance provided by Lessee shall be continuous, with the types and amounts of coverage, described herein to be applicable on the Commencement Date. To the extent there is not full, complete and continuous coverage for all issues, no matter when arising, claimed or occurring, Lessee shall, at its sole cost, obtain such insurance.

                                   ARTICLE XIV

         14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss of or damage to the Leased Property, or any portion thereof, which is insured under any policy of insurance required by Article XIII of the Lease, where the total proceeds paid by the insurer are less than $150,000.00, shall be paid to Lessee and applied to the reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof. All proceeds payable by reason of any loss of or damage to the Leased Property, or any portion thereof, which is insured under any policy of insurance required by
Article XIII of this Lease where the total proceeds paid by the insurer are equal to or in excess of $150,000.00 shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Paragraph 14.7) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time-to-time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall go to Lessee, provided the Lease is in force and there exists no uncured Event of Default; otherwise such excess shall be paid to Lessor for application as set forth in
Article XVI hereof. In the event neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated as described in Paragraph 14.7, all such insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Lessee's Personal Property shall belong to Lessee.

         14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE PROCEEDS.

                  14.2.1 Except as provided in Paragraph 14.7, if during the Term, the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article XIII and whether or not the Facility thereby is rendered Unsuitable for Its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition as existed immediately before the damage or destruction. Lessee shall be entitled to the insurance proceeds for the purpose of such repair and restoration.

                  14.2.2 If the cost of the repair or restoration exceeds the amount of proceeds received by Lessee or Lessor from the insurance required under Article XIII as provided in Paragraph 14.1, above, Lessee shall be obligated to restore the Leased Property and pay the extra cost therefor, provided that, prior to commencing the repair and restoration, Lessee shall either (i) contribute any excess amount needed to restore the Leased Property, or (ii) provide Lessor with satisfactory evidence that such funds are, and throughout the entire period of reconstruction will be, available. If Lessee contributes such excess in cash, such excess shall be paid by Lessee to Lessor to be held in trust, together with any insurance proceeds, for application to the cost of repair and restoration.

         14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. Except as provided in Paragraph 14.7 below, if during the Term, the Leased Property is damaged or destroyed irrespective of the extent of the damage from a risk not covered by the insurance described in Article XIII, whether or not such damage or renders the Facility Unsuitable for Its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

         14.4 LESSEE'S PROPERTY. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee, and Lessee shall hold such insurance proceeds in trust to pay the cost of repairing or replacing damaged Lessee's Personal Property. Any proceeds in excess of the cost of repairing or replacing any such Lessee's Personal Property shall belong to Lessee.

         14.5 RESTORATION OF LESSEE'S PROPERTY. Without limiting Lessee's obligation to restore the Leased Property as provided in Paragraphs 14.2 and 14.3, Lessee shall also pay the cost to restore all Alterations and other improvements made by Lessee which Lessee elects to restore, including Lessee's Personal Property to the extent that Lessee's Personal Property is necessary to the operation of the Leased Property for its Primary Intended Use in accordance with applicable Legal Requirements.

         14.6 NO ABATEMENT OF RENT. This Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

         14.7 DAMAGE NEAR END OF TERM. Notwithstanding any provisions of Paragraph 14.2 or 14.3 appearing to be contrary, if damage to or destruction of the Leased Property occurs during the last twenty-four (24) months of the Term (in calculating such 24 months, any Extended Terms as to which Lessee exercised its option prior to the occurrence of such damage or destruction shall be included), and if such damage or destruction cannot be fully repaired and restored within three (3) months immediately following the date of damage or destruction, then Lessor and Lessee shall each have the right to terminate this Lease by giving written notice to the other within thirty (30) days after the date of damage or destruction. If the Lease so terminates as provided in this Paragraph 14.7, and unless the damage or destruction was due to Lessee's negligent acts or omissions or willful misconduct, Lessee shall have no responsibility to repair or restore the Leased Property.

         14.8 TERMINATION OF OPTION TO EXTEND. Any termination of this Lease pursuant to this Article XIV shall cause any options to extend the Lease under
Article XVIII to be terminated and without further force or effect.

         14.9 WAIVER. Lessee hereby waives any statutory rights of termination which may arise by reason of any damage to or destruction of the Leased Property which Lessor is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE XV

    15. CONDEMNATION.

         15.1 DEFINITIONS.

                  15.1.1 "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor;
(b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

                  15.1.2 "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                  15.1.3 "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                  15.1.4 "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

         15.3 TOTAL CONDEMNATION. If title to the fee of the whole of the Leased Property shall be taken or condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Condemnation by said Condemnor. If title to the fee of less than the whole of the Leased Property shall be so taken or condemned, which nevertheless renders the Leased Property Unsuitable for Its Primary Intended Use, as reasonably determined by Lessor and Lessee, Lessee and Lessor shall each have the option by written Notice to the other, at any time at or prior to the taking of possession by, or the date of vesting of title in, such Condemnor, whichever first occurs, to terminate this Lease as of the date of the occurrence of such first event. If such Notice has timely been given, this Lease shall thereupon cease and terminate. Upon the termination of the Lease, all Minimum Rent, and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the date the Lease terminates.

         15.4 ALLOCATION OF PORTION OF AWARD. The total Award made with respect to all or any portion of the Leased Property or for loss of rent, or for loss of business, whether or not beyond the Term of this Lease, or for the loss of value of the leasehold (including the bonus value of the Lease) shall be solely the property of and payable to Lessor and Lessee hereby assigns to Lessor any and all rights in such Award; provided, however, that Lessee shall be entitled to make a separate claim for the taking of Lessee's Personal Property and relocation expense as long as any such claim will not in any way diminish Lessor's Award, or for any other loss that can be awarded to Lessee separately from Lessor's claim and which will not in any respect whatsoever diminish or threaten to diminish the total amounts to be awarded to Lessor, as set forth above or otherwise. To the extent Lessee's claim may thereafter reduce Lessor's claim, Lessee shall, and hereby does, assign its claim to Lessor. In any Condemnation proceedings, each of the Lessor and Lessee shall seek its own claim in conformity herewith, at its own expense.

         15.5 PARTIAL TAKING. If title to the fee of less than the whole of the Leased Property shall be so taken or condemned, and the Leased Property is still suitable for its Primary Intended Use, as reasonably determined by Lessor and Lessee, or if Lessee or Lessor shall be so entitled, but shall not elect to terminate this Lease as provided in Paragraph 15.3 hereof, Lessee, at its own cost and expense (subject to Lessor's contribution described below), shall with all reasonable dispatch restore the untaken portion of any Leased Improvements on the Leased Property so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existed immediately prior to such Condemnation. Lessor shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, provided, however, the amount of such contribution shall not exceed the cost of restoration. The Minimum Rent shall be reduced as set forth in Paragraph 5.2.

                                 ACKNOWLEDGEMENT



STATE OF_______  )
                 )   SS.
COUNTY OF _____  )


         The foregoing instrument was acknowledged before me on this ___ day of __________, 1997, by ____________, ________________ of ___________, a
___________, on behalf of the corporation.




                                       -----------------------------------
                                       Notary Public


My Commission Expires:


--------------------------

         15.6 TEMPORARY TAKING. Lessee agrees that if, at any time after the date hereof, the whole or any part of the Leased Property or of Lessee's interest under this Lease, shall be Condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of Minimum Rent and Additional Charges. Except only to the extent that Lessee may be prevented from doing so pursuant to the terms of the order of the Condemnor, Lessee shall also continue to perform and observe all of the other terms, covenants, conditions and obligations hereof, on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any such Condemnation as in this Paragraph 15.6 described, the entire amount of any such Award made for such temporary use, whether paid by way of damages, rent or otherwise, shall be paid to Lessee to the extent attributable to any period within the Initial Term (as extended by any already exercised options to extend). Lessee covenants that upon the termination of any such period of temporary use or occupancy as set forth in this Paragraph 15.6, it will, at its sole cost and expense, restore the Leased Property as nearly as may be reasonably possible, to the condition in which the same was immediately prior to the Condemnation, unless such period of temporary use or occupancy shall extend beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration, and in such case, Lessee shall contribute to the cost of such restoration that portion of its entire Award which is specifically allocated to such restoration in the judgment or order of the court, if any.

                                   ARTICLE XVI

         16.1 EVENTS OF DEFAULT. Any one or more of the following events shall be an "Event of Default":

                  (a) if Lessee fails to make payment of the Rent payable by Lessee under this Lease when the same becomes due and payable and such failure is not cured by Lessee within a period of five (5) business days after Notice thereof from Lessor; or

                  (b) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. No Event of Default (other than a failure to make payment of money) shall be deemed to exist under this clause (b) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee shall remedy such default without further delay; or

                  (c) if Lessee (or any of its Affiliates) commits an "Event of Default" under any of the Other Leases. Without limiting the foregoing, if Lessee commits an "Event of Default" under this Lease, Lessee (and its Affiliates) shall thereby be in default (and shall therefore have committed an "Event of Default") under all of and the Other Leases; or

                  (d) if Lessee does any of the following:

                           (i) admit in writing its inability to pay its debts generally as they become due;

                           (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency law;

                           (iii) make a general assignment for the benefit of its creditors;

                           (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

                           (v)      file a petition or answer seeking
                                    reorganization or arrangement under the
                                    Federal bankruptcy laws or any other
                                    applicable law or statute of the United
                                    States of America or any state thereof; or

                  (e) if Lessee, on a petition in bankruptcy filed against it, is adjudicated a bankrupt or an order for relief thereunder is entered against it or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver for Lessee or of the whole or substantially all of its property or the Facility, or approving a petition filed against Lessee seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof; or

                  (f) if Lessee shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Lessee into, or a sale of substantially all of Lessee's assets to, another corporation, provided any such actions shall also constitute an Event of Default unless: (i) the survivor of such merger or the purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor, stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditor's rights exceptions); and (ii) immediately after giving effect to any such merger, consolidation or sale, Lessee or the other corporation (if not Lessee) surviving the same shall have a Consolidated Net Worth of not less than 75% of the Consolidated Net Worth of Lessee immediately prior to such merger, consolidation or sale, all as to be set forth in an Officer's Certificate and delivered to Lessor within a reasonable period of time after such merger, consolidation or sale; or

                  (g) if the estate or interest of Lessee in the Leased Property or any part thereof be levied upon or attached in a proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after Notice thereof from Lessor (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or a mechanic's or similar lien is filed with respect to the Leased Property and is not released or bonded around for a period exceeding sixty (60) days after Lessee first has knowledge of the lien having been filed; or

                  (h) if, except as a result of damage, destruction or a partial or total Condemnation, or Unavoidable Delay, Lessee voluntarily ceases operations on the Leased Property for a period in excess of ten (10) days; provided that Lessee may cease operations for more than ten (10) days (i) if Lessee obtains Lessor's prior written approval, and (ii) so long as such cessation of operations does not impair or threaten the status or effectiveness of the operating license or other certification for operating the Facility in accordance with its Primary Intended Use; or

                  (i) if any of Lessee's representations or warranties expressly set forth in this Lease (or financial statements provided to Lessor) proves to be untrue when made in any material respect which materially and adversely affects Lessor; or

                  (j) if Lessee attempts to assign or sublease, in violation of the provisions of this Lease; or

                  (k) if Lessee fails to maintain in effect an operator's license required to operate the Facility, or if Lessee otherwise ceases to maintain in effect any license, permit, certificate or approval necessary or otherwise required to operate the Facility in accordance with its Primary Intended Use.

         Upon the occurrence of an Event of Default, in addition to all of Lessor's other remedies, Lessor may terminate this Lease by giving Lessee not less than ten (10) business days Notice of such termination and upon the expiration of the time fixed in such Notice, the Term shall terminate and all rights of Lessee under this Lease shall cease.

         In the event litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith, including reasonable attorneys' fees and costs incurred on appeal.

         16.2 CERTAIN REMEDIES. Lessor shall have remedies and rights provided in law and equity as a result of an Event of Default, including, to the extent permitted by applicable Indiana law, the right to appoint a receiver as a matter of strict right without regard to the solvency of Lessee, for the purpose of preserving the Leased Property, preventing waste, protecting and otherwise enforcing any and all of Lessor's rights under this Lease and for any and all other purposes for which a receiver is allowed under the laws of the State of Indiana. Without limiting the foregoing, if an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period, if any, relating thereto as set forth in this Lease) whether or not this Lease has been terminated pursuant to Paragraph 16.1, Lessee shall, to the extent permitted by law, and if required by Lessor to so do, immediately surrender to Lessor the Leased Property pursuant to the provisions of Paragraph
16.1 and quit the same and Lessor may enter upon and repossess the Leased Property, in person, by agent or by a court-appointed receiver, by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property subject to rights of any residents (and their property) and to any requirements of law. Without limiting all other rights and remedies of Lessor under this Lease and under law, Lessor shall have the right to accelerate all Rent and therefore, upon Lessee's default, at Lessor's option, all such Rent shall become immediately due and payable in accordance with Paragraph 16.3, below. Further, without limiting all other rights and remedies of Lessor under this Lease and under law, Lessor shall be entitled to recover from Lessee, and Lessee shall therefore be liable for, all costs of recovering possession (including without limitation all costs associated with any receiver) and renovating the Leased Property for a new Lessee and all other costs of any reletting or attempted reletting, including, but not limited to, brokerage fees and reasonable attorneys fees, except as limited by Paragraph 16.3 below.

         16.3 DAMAGES. Neither (i) the termination of this Lease pursuant to.
Section 16.1, (ii) the repossession of the Leased Property; (iii) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property; nor (iv) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting (except for proceeds received on subletting). In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

                  (a) Lessor shall not be deemed to have terminated this Lease unless Lessor delivers written Notice to Lessee of such election. If Lessor voluntarily elects to terminate this Lease upon an Event of Default, then in addition to all remedies available to Lessor, Lessor may recover the sum of:

                      (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                      (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

                      (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

                      (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                      The "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) above is computed by allowing interest at the Overdue Rate. The worth at the time of award of the amount referred to in subparagraph (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1 %).

                  (b) Without limiting Lessor's other remedies provided herein and provided by law, Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover Rent as it becomes due, provided that, in such event, Lessee has the right to sublet or assign subject only to reasonable conditions imposed by Lessor. Accordingly, without termination of Lessee's right to possession of the Leased Property, Lessor may demand and recover each installment of Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the maximum interest rate permitted in accordance with the laws of the State of Indiana (or the Overdue Rate, whichever is lower), from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease. If Lessor elects to recover each installment of Rent as it becomes due, then Lessor may file any number of lawsuits for the recovery of the amounts due hereunder.


         16.4 WAIVER. If this Lease is terminated pursuant to Paragraph 16.1, Lessee waives, to the extent permitted by applicable law, the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

         16.5 APPLICATION OF FUNDS. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State of Indiana.

                                  ARTICLE XVII

         17. LESSOR'S RIGHT TO CURE LESSEE'S DEFAULT. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods, if any, provided under this Lease, Lessor, after thirty (30) days Notice to and demand upon Lessee, and without waiving or releasing any obligation of Lessee or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or caused damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances. No such entry shall be deemed an eviction of Lessee. In exercising any remedy under this Article XVII, Lessor shall use its good faith efforts not to violate any rights of residents of the Facility. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVIII

         18.1 OPTIONS TO EXTEND. Provided there exists no uncured Event of Default under any of this Lease, the Related Leases and the Other Leases at the time Lessee exercises any option to extend (in accordance with this Article XVIII), Lessee will have the right to extend this Lease for two (2) periods of five (5) years each (each such additional term shall be referred to herein as an "Extended Term"), commencing immediately following the end of the Initial Term or the immediately preceding Extended Term, as the case may be; provided, however, that notwithstanding anything stated in this Paragraph 18.1 or elsewhere in this Lease, Lessee shall not be entitled to exercise its option to extend this Lease for any Extended Term (and any such option to extend shall automatically expire and terminate) unless Lessee concurrently exercises its option to extend all the Related Leases for the same period, as provided in
Article XVIII of the Related Leases. The Lease during any Extended Term shall be on the same terms and conditions as during the Initial Term, except that the Minimum Rent shall be determined as set forth in Paragraph 18.2 below. In the event Lessee desires to exercise any option to extend granted in this Article XVIII, Lessee shall give Landlord written notice ("Notice to Extend") not less than one hundred eighty (180) days prior to the expiration of the Initial Term or the immediately preceding Extended Term, as the case may be. If Lessee fails to give Landlord any such notice, then such option to extend and all future options to extend granted in this Article XVIII shall be null and void and of no further force or effect.

         18.2 MINIMUM RENT DURING EXTENDED TERMS. The Minimum Rent at the commencement of each Extended Term shall be the Adjusted Rent, as determined below.

                  (a) The Adjusted Rent for the first Extended Term shall be the higher of: (i) the Minimum Rent at the rate paid immediately preceding the first Extended Term, increased in accordance with the method described in Paragraph 3.1.2, above; and (ii) the Minimum Rent at the rate that was payable as of the Commencement Date of this Lease, multiplied by a fraction, the numerator of which shall be the Consumer Price Index published as the "CPI-U" Index by the Bureau of Labor Statistics of the Department of Labor, U.S. Cities Average All Items (1982-84=100), in the manner calculated on the date of this Lease (hereinafter "C.P.I.") for the calendar month during which the Notice to Extend was given to Lessor, and the denominator of which shall be the C.P.I. for the calendar month for the Commencement Date of the Initial Term.

                  (b) The Adjusted Rent for the second Extended Term shall be the higher of: (i) the Minimum Rent at the rate paid immediately preceding the second Extended Term, increased in accordance with the method described in Paragraph 3.2.1, above; and (ii) the Fair Market Rent, as determined below; and
(iii) the Minimum Rent at the rate that was payable as of the Commencement Date of this Lease multiplied by a fraction, the numerator of which shall be the C.P.I. for the calendar month during which the Notice to Extend was given to Lessor, and the denominator of which shall be C.P.I. for the calendar month Commencement Date of the Term.

                  (c) If Lessor and Lessee cannot agree on the Fair Market Rent within thirty (30) days after the date of the Notice to Extend for the second Extended Term, each party shall, by notice to the other, appoint a disinterested and licensed M.A.I. Real Estate Appraiser with at least five years of experience in assisted care properties in Indiana (with the same type of operating license and as that in effect for the Facility) to determine the Fair Market Rent. If any party should fail to appoint an appraiser within ten (10) days after notice, the appraiser selected by the other party shall determine the Fair Market Rent. In determining the Fair Market Rent, each appraiser shall give appropriate consideration to, among other things, generally applicable Minimum Rent for tenancies of property comparable to the Leased Property in the area in which the Leased Property is located.

                  (d) If the two appraisers selected pursuant to Paragraph 18.2(a) above, cannot agree upon the Fair Market Rent within forty-five (45) days, they shall immediately give written notice of such inability ("Notice of Disagreement") to both Lessor and Lessee setting forth the Fair Market Rent determinations of each of the appraisers. If the determinations of each of the two appraisers of the Fair Market Rent at the commencement of such second Extended Term differ by less than ten percent (10%) of the lower determination, the Fair Market Rent shall be fixed at an amount equal to the average of the two determinations.

                  (e) If the determinations of each of the two appraisers selected pursuant to Paragraph 18.2(c), above, differ by ten percent (10%) or more of the lower determination with respect to the Fair Market Rent to be paid at the commencement of such second Extended Term, then within thirty (30) days after the giving of the Notice of Disagreement, the two appraisers shall appoint a third disinterested and licensed M.A.I. Real Estate Appraiser with at least 5 years of experience in Indiana appraising assisted care properties in Indiana (with the same type of operating license and as that in effect for the Facility). If the parties cannot then agree on the Fair Market Rent, the third appraiser shall determine the Fair Market Rent, and in so doing, shall give appropriate consideration to those items described in Paragraph 18.2(c). The third appraiser shall not select a Fair Market Value either (a) higher than the highest of the two appraisals made pursuant to Paragraph 18.2(c); or (b) lower than the lowest of the two appraisals made pursuant to Paragraph 18.2(c), above. If the first two appraisers cannot agree on the selection of a third appraiser within such thirty
(30) days, or if the first two appraisers fail to provide a Notice of Disagreement (as stated above in Paragraph 18.2(d), above, then the Fair Market Rent shall be determined by a third appraiser selected by the American Arbitration Association (or such other organization at Lessor's election) upon application by Lessor.

                  (f) During the time before the availability of the C.P.I. or the determination of the Fair Market Rent, as applicable, Lessee shall continue to pay Minimum Rent at the same rate as paid immediately preceding the subject Extended Term; provided, however, that, once the Adjusted Rent is determined, the Minimum Rent owed by Lessee at the Adjusted Rent shall be effective retroactively as of the first day of such Extended Term. If, after the Minimum Rent for an Extended Term is adjusted and applied retroactively as of the first day of such Extended Term, it is determined that additional Minimum Rent is due Lessor, the aggregate amount of any such additional Minimum Rent shall be paid to Lessor within thirty (30) days of the determination of the Adjusted Rent for such Extended Term.

                  (g) Each of the parties shall pay the fees of the appraiser that it selects pursuant to Paragraph 18.2(c), above, and shall equally share the cost of the third appraiser, if necessary, and shall equally share the cost of arbitration (excluding attorneys' fees), if necessary.

                                   ARTICLE XIX

         19. HOLDING OVER. If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Lessee shall pay as rental each month, one and one-half times the aggregate of (i) one-twelfth of the aggregate Minimum Rent payable with respect to the last Lease Year of the Term; (ii) all Additional Charges accruing during the month; and (iii) all other sums payable by Lessee pursuant to the provisions of this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE XX

                  20. RISK OF LOSS. During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by or through Lessor) is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Paragraph entitle Lessee to any abatement of Rent except as specifically provided in this Lease, or any right to terminate this Lease, except as provided in Paragraph 14.7, above. Without limiting the foregoing, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Leased Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Leased Premises or upon other portions of the Land, or any part thereof, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of Lessee, or any other party named above. Lessor shall, however, remain liable for any damages arising from Lessor's own gross negligence or willful misconduct.

                                   ARTICLE XXI

                  21. INDEMNIFICATION. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, obligations, claims, demands damages, penalties, causes of action, costs, and expenses (including, without limitation, actual reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of any of the following (except to the extent solely attributable to Lessor's gross negligence or willful misconduct): (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice, whether arising in connection with events occurring prior to or after the Commencement Date hereunder (except to the extent such events occur after the expiration of this Lease); (b) any occupancy, use, misuse, non-use, condition, maintenance, or repair by Lessee of the Leased Property; (c) any Impositions (which are the obligations of Lessee to pay pursuant to the applicable provisions of this Lease, which include any Impositions arising prior to the Commencement Date);
(d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord (Lessee) thereunder; (1) any Hazardous Materials, as defined in Paragraph 10.2, above that now or hereafter during the Term may be located in, on or around, or affecting, any part of the Land or Leased Improvements; (g) any and all other matters pertaining to the Leased Property or the operation of the Facility after the date of this Lease during the Term, including without limitation compliance with or failure to comply with the provisions of Section 8 of the United States Housing Act of 1937, and the provisions of the Fair Housing Amendments Act of 1988, each as amended from time to time; and (h) any liability relating to the construction or development of the Facility, whether arising in connection with events occurring prior to or after the Commencement Date hereunder, including without limitation compliance with or failure to comply with the provisions of the federal Americans with Disabilities Act, as amended from time to time. Any amounts which became payable by Lessee under this Paragraph shall be paid within ten (10) days of the date the same becomes due and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit, at Lessee's sole cost, but after consultation with and approval by Lessor, which approval shall not be unreasonably withheld or delayed. Nothing herein shall be construed as indemnifying Lessor against its own gross negligence or willful misconduct. Lessee's liability for a breach of the provisions of this article arising during the Term hereof shall survive any termination of this Lease.

                                  ARTICLE XXII

                  22. SUBLETTING AND ASSIGNMENT. Lessee may not assign, sublease or sublet, encumber, appropriate, pledge or otherwise transfer, the Lease or the leasehold or other interest in the Leased Property without Lessor's prior written consent, which consent shall not unreasonably be withheld; provided, however, that Lessee may from time to time during the Term of this Lease enter into rental agreements with residents of the Facility, and execute any documents necessary in connection therewith, without obtaining Lessor's prior consent. Notwithstanding the foregoing provisions of this Paragraph 22, Lessee and its permitted assigns shall be entitled, at any time without first obtaining the consent of Lessor, to sublease up to the greater of (i) 2,000 square feet, or
(ii) ten percent (10%) of the total square footage of the Facility, to any person or entity providing any services related or ancillary to the operation of the Facility or in connection with the provision of home health services both within and outside the Facility. Upon Lessor's consent, (a) in the case of a subletting, the sublessee shall comply with the provisions of Paragraph 22.2,
(b) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof, (c) an original counterpart of each sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor, and (d) in case of either an assignment or subletting, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder.

                           22.1 ATTORNMENT. Lessee shall insert in each sublease
permitted under Paragraph 22 provisions to that effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder; (ii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease; and (iii) in the event the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that Lessee is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rents received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against amounts owing by Lessee under this Lease.

                           22.2 SUBLEASE LIMITATION. Anything contained in this
Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee; or (ii) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Paragraph 856(d) of the Code, or any similar or successor provision thereto.

                                  ARTICLE XXIII

                  23. OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS.

                           (a) At any time from time-to-time upon not less than
twenty (20) days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid and such other information concerning this Lease as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Paragraph may be relied upon by Lessor and any prospective purchaser or lender of the Leased Property.

                           (b) In addition to all other obligations to provide
financial information contained in the Lease, Lessee will furnish the following statements to Lessor:

                                    (i) within one hundred twenty (120) days
after the end of each Lease Year, an Officer's Certificate stating that to the best of the signer's knowledge and belief after making reasonable inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default to its knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same, and

                                    (ii) with reasonable promptness, such other
information respecting the financial condition and affairs of Lessee as Lessor may reasonably request from time-to-time.

                           (c) Within ninety (90) days after the end of each
Fiscal Year, Lessee agrees to provide to Lessor Consolidated Financials of Lessee for such Fiscal Year.

                                  ARTICLE XXIV

                  24. LESSOR'S RIGHT TO INSPECT. Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property on at least one Business Day's prior notice during usual business hours subject to any security, health, safety, or confidentiality requirements of Lessee or any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations. Lessor shall take reasonable steps to avoid interference with the residents.

                                   ARTICLE XXV

                  25. NO WAIVER. The waiver by Lessor or Lessee of any term, covenant or condition in this Lease shall not be deemed to be a waiver of any other term, covenant or condition or any subsequent waiver of the same or any other term, covenant or condition contained in this Lease. The subsequent acceptance of rent hereunder by Lessor or any payment by Lessee shall not be deemed to be a waiver of any preceding default of any term, covenant or condition of this Lease, other than the failure to pay the particular amount so received and accepted, regardless of the knowledge of any preceding default at the time of the receipt or acceptance.

                                  ARTICLE XXVI

                  26. REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

                                  ARTICLE XXVII

                  27. ACCEPTANCE OF SURRENDER. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXVIII

                  28. NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation, or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate; and (b) the fee estate in the Leased Property.

                                  ARTICLE XXIX

                  29. CONVEYANCE BY LESSOR. If Lessor or any successor owner of the Leased Property shall transfer or assign Lessor's title or interest in the Leased Property or this Lease other than as security for a debt, and provided the new owner has agreed in writing for the benefit of Lessee to recognize this Lease and be bound by all of the terms and conditions hereof, Lessor shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such transfer or assignment and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                   ARTICLE XXX

                  30. QUIET ENJOYMENT. So long as Lessee shall pay all Rent as the same becomes due and shall comply with all of the terms of this Lease and perform its obligations hereunder, and except for any claims, actions, liens or encumbrances arising from the acts or omissions of Lessee or otherwise from events occurring prior to the Commencement Date hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Lessee. Except as otherwise provided in this Lease, no failure by Lessor to comply with the foregoing covenant or any covenant of this Lease shall give Lessee any right to abate, reduce or made a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder.

                                  ARTICLE XXXI

                  31. NOTICES. All notices, demands, requests, consents, approvals, and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served upon an Executive Officer of the party being served or mailed (by registered or certified mail, return receipt requested and postage prepaid), overnight delivery service addressed to the respective parties, as follows:

                 (a)   If to Lessee:     Assisted Living Concepts, Inc.
                                         10570 S. E. Washington, Suite 213
                                         Portland, Oregon 97216
                                         Attention: William McBride, III

                       with a copy to:   Bullivant Houser Bailey Pendergrass &
                                         Hoffman
                                         300 Pioneer Tower
                                         888 S.W. Fifth Avenue
                                         Portland, Oregon 97204-2089
                                         Attention: Sandra Campbell, Esq.

                 (b)   If to Lessor:     LTC Properties, Inc.
                                         300 Esplanade Drive, Suite 1860
                                         Oxnard, California 93030
                                         Attention: James J. Pieczynski

                       with a copy to:   LTC Properties, Inc.
                                         300 Esplanade Drive, Suite 1865
                                         Oxnard, California 93030
                                         Attention: Pamela J. Privett, Esq.

                                  and:   Stern, Neubauer, Greenwald & Pauly
                                         1299 Ocean Avenue, Tenth Floor
                                         Santa Monica, CA 904011007
                                         Attention: Kirsten S. Ellis, Esq.

or to such other address as either party may hereafter designate by a Notice pursuant to this Paragraph. Personally delivered Notice (including Notices sent by overnight delivery service) shall be effective upon receipt, and Notice given by mail shall be completed five (5) days after the time of deposit in the U.S. Mail system. For the purposes hereof, the term "Executive Officer" shall mean the Chairman of the Board of Directors, the President, any Vice President, or the Secretary of the corporation upon which service is to be made.

                                  ARTICLE XXXII

                 32.1 LESSOR MAY GRANT LIENS. Lessor may, subject to the terms and conditions set forth below in this Paragraph 32.1, from time-to-time, directly or indirectly, create or otherwise cause to exist any lien or encumbrance or any other change of title ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall contain the right to prepay (whether or not subject to a prepayment penalty) and shall provide that it is subject to the rights of Lessee under this Lease, provided that any holder of an Encumbrance shall (a) give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such mortgage or any sale in foreclosure under such mortgage; (b) permit Lessee to cure any such default on Lessor's behalf within any applicable cure period, and Lessee shall be reimbursed by Lessor or shall be entitled to offset against Minimum Rent payments next accruing or coming due for any and all costs incurred in effecting such cure, including, without limitation, out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees); (c) permit Lessee to appear and to bid at any sale in foreclosure made with respect to any such mortgage, and (d) provide that in the event of foreclosure or other possession of the Leased Property by the Mortgagee, that the Mortgagee shall be bound by the terms and provisions of this lease. Upon the reasonable request of Lessor, Lessee shall execute an agreement to the effect that this Lease shall be subject and subordinate to the lien of a new mortgage on the Leased Property and that in the event of any default or foreclosure under such mortgage, Lessee shall attorn to the new mortgagee, and as otherwise requested by Lessor; provided that the proposed mortgagee execute a non-disturbance agreement recognizing this Lease and agreeing, for itself and its successor and assigns, to comply with the provisions of this Article XXXII.

                           32.2 LESSEE'S RIGHT TO CURE. Subject to the
provisions of Paragraph 32.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to any other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon (at the Overdue Rate) from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand, but may not be offset by Lessee against Minimum Rent payments. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Paragraph 32.2 shall survive the termination of this Lease.

                           32.3 DEFAULT BY LESSOR. It shall be a default of this
Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed, and such failure shall continue for a period of ten (10) days after Notice thereof from Lessee in the case of a monetary default or thirty (30) days after Notice thereof from Lessee (or such shorter time as may be required in order to protect the health or welfare of any patients or other residents of the Leased Property) in the case of a non-monetary default, unless in the case of a non-monetary default such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty
(30) day period, proceeds promptly, continuously and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                 ARTICLE XXXIII

                  33. MISCELLANEOUS.

                           33.1 SURVIVAL OF OBLIGATIONS. Anything contained in
this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to, or in connection with any event occurring prior to, the date of any expiration or termination of this Lease or the date of Lessee's surrender of possession of the Leased Property, whichever is later, shall survive such termination or surrender of possession.

                           33.2 LATE CHARGES; INTEREST. If any interest rate
provided for in any provision of this Lease is based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

                           33.3 LIMITS OF LESSOR'S LIABILITY. Lessee
specifically agrees to look solely to the assets of Lessor for recovery of any judgment against Lessor, it being specifically agreed that no constituent shareholder, officer or director of Lessor shall ever be personally liable for any such judgment or the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any action not involving the personal liability of Lessor (original or successor). Additionally, Lessor shall be exonerated from any further liability under this Lease upon Lessor's transfer or other divestiture of its ownership of the Leased Property, provided that the assignee or grantee shall expressly assume in writing the obligations of Lessor hereunder. Furthermore, in no event shall Lessor (original or successor) ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

                           33.4 LIMITS OF LESSEE'S LIABILITY. Lessor
specifically agrees to look solely to the assets of Lessee for recovery of any judgment against Lessee, it being specifically agreed that no constituent shareholder, officer or director of Lessee shall ever be personally liable for any such judgment or the payment of any monetary obligation to Lessor. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessor might otherwise have to obtain injunctive relief against Lessee or Lessee's successors in interest, or any action not involving the personal liability of Lessee (original or successor). Furthermore, in no event shall Lessee (original or successor) ever be liable to Lessor for any indirect or consequential damages suffered by Lessor from whatever cause.

                           33.5 TRANSFER OF OPERATIONS. At Lessor's request,
upon the expiration or earlier termination of the Term, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee (or to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for) all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

                           33.6 ADDENDUM, AMENDMENTS AND EXHIBITS. Any addendum,
amendments and exhibits attached to this Lease are hereby incorporated in this Lease and made a part of this Lease.

                           33.7 HEADINGS. The headings and paragraph titles in
this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

                           33.8 TIME. Time is of the essence of this Lease and
each and all of its provisions.

                           33.9 DAYS. Unless otherwise expressly indicated
herein, any reference to "days" in this Lease shall be deemed to refer to calendar days.

                           33.10 RENT. Each and every monetary obligation under
this Lease shall be deemed to be "Rent" under this Lease and for all other purposes under law.

                           33.11 APPLICABLE LAW. This Lease shall be governed by
and construed in accordance with the laws of the State of Indiana, but not including its conflicts of laws rules; thus the law that will apply is the law applicable to a transaction solely within the State of Indiana, including parties solely domiciled in the State of Indiana.

                           33.12 SUCCESSORS AND ASSIGNS. The covenants and
conditions contained in this Lease shall, subject to the provisions regarding assignment (Article XXII), apply to and bind the heirs, successors, executors, administrators, and assigns of Lessor and Lessee.

                           33.13 RECORDATION. Lessor and Lessee shall execute
with appropriate acknowledgments and record in the Official Records of the county in which the Leased Property is located, that certain Short Form Lease in the form and content of Exhibit "C" attached hereto. Lessor and Lessee shall equally share the cost of recording the Short Form Lease. In no event shall this Lease otherwise be recorded.

                           33.14 PRIOR AND FUTURE AGREEMENTS. This Lease
contains all of the agreements of Lessor and Lessee with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by both Lessor and Lessee or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both Lessor and Lessee.

                           33.15 PARTIAL INVALIDITY. Any provision of this Lease
which shall be held by a court of competent jurisdiction to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision or term of this Lease, and such other provision or terms shall remain in full force and effect.

                           33.16 ATTORNEYS' FEES. In the event of any action or
proceeding brought by one party against the other under this Lease, the prevailing party shall be entitled to recover its reasonable attorneys' fees in such action or proceeding from the other party, including all attorneys' fees incurred in connection with any appeals, and any post-judgment attorneys' fees incurred in efforts to collect on any judgment.

                           33.17 AUTHORITY OF LESSOR AND LESSEE. Lessor and
Lessee each hereby represent and warrant that the individuals signing on its behalf are duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with the bylaws of the corporation, and that this Lease is binding upon the corporation.

                           33.18 RELATIONSHIP OF THE PARTIES. Nothing contained
in this Lease shall be deemed or construed by Lessor or Lessee, nor by any third party, as creating the relationship of principal and agent or a partnership, or a joint venture by Lessor or Lessee, it being understood and agreed that no provision contained in this Lease nor any acts of Lessor and Lessee shall be deemed to create any relationship other than the relationship of landlord and tenant.

                           33.19 COUNTERPARTS. This Lease may be executed in one
or more separate counterparts, each of which, once they are executed, shall be deemed to be an original. Such counterparts shall be and constitute one and the same instrument.

                           33.20 BROKERS. Lessor and Lessee each warrants that
it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease. Lessor and Lessee hereby agree to indemnify the other and to hold the other harmless from and against any and all costs, expenses, claims, damages, suits, including attorneys' fees, in any way resulting from claims or demands for commissions or other compensation from any real estate brokers claiming through such party with respect to this Lease.

                           WHEREFORE, each of the parties has accepted and
agreed by affixing their respective authorized signatures below as of the date first above written.

                                             "LESSEE"

                                             ASSISTED L1VING CONCEPTS, INC.,
                                             A NEVADA CORPORATION


                                             By:(ILLEGIBLE)
                                                --------------------------------
                                                Its: CFO
                                                    ----------------------------

                       [SIGNATURE CONTINUED ON NEXT PAGE]

                    [SIGNATURE CONTINUED FROM PREVIOUS PAGE]


                                             "LESSOR"

                                             LTC PROPERTIES, INC.,
                                             A MARYLAND CORPORATION

                                             By:(ILLEGIBLE)
                                                --------------------------------
                                                Its: PRESIDENT & CFO
                                                    ----------------------------

INDEX OF EXHIBITS


Exhibit "A" - Legal Description

Exhibit "B" - Related Leases

Exhibit "C" - Short Form Lease

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                            ELKHART, INDIANA PROPERTY


Lot Number One (1) as the said Lot is known and designated on the recorded Plat of SOUTH GATE HILLS P.U.D. PHASE 2 a Subdivision in Concord Township; said Plat being recorded in Plat Book 23, page 62, in the Office of the Recorder of Elkhart County, Indiana.

Together with an ingress and egress easement and a utility easement over and across the following tract:

A part of the West Half (Wl/2) of the Northwest Fractional Quarter Section 19, Township 37 North, Range 5 East in Concord Township, Elkhart County, Indiana, more particularly described as follows:

Beginning at the Southwest corner of said Fractional Quarter Section; thence North 01 degree 05 minutes 19 seconds West along the West line of said Fractional Quarter Section a distance of 1169.71 feet to the Southwesterly corner of land conveyed to Sturgis Iron and Metal Company, Inc. (Elkhart County Deed Record 402, page 485); thence North 89 degrees 44 minutes 27 seconds East along the Southerly line of said Sturgis Iron and Metal Company, Inc. land a distance of 731.70 feet; thence South 01 degree 09 minutes 16 seconds East a distance of 763.31 feet to the beginning point of this description; thence continuing South 01 degree 09 minutes 16 seconds East a distance of 50 feet; thence South 89 degrees 06 minutes 39 seconds West a distance of 332.56 feet to the Easterly line of the recorded Plat of SOUTH GATE HILLS P.U.D. SECTION 1 (Elkhart County Plat Book 22, page 44); thence North 01 degree 05 minutes 19 seconds West along the Easterly line of said recorded Plat of SOUTH GATE HILLS P.U.D. SECTION 1 a distance of 50 feet; thence North 89 degrees 06 minutes 39 seconds East a distance of 332.50 feet to the place of beginning.

                                   EXHIBIT "B"

                                 RELATED LEASES*

Those certain leases of assisted living facilities by and between Lessor, as lessor, and Lessee, and lessee, as follows:

Tiffin, Ohio
Troy, Ohio
Madison, Indiana
Hoquaim, Washington



*The Related Leases referenced above will be modified in writing in the future if Lessor and Lessee enter into a lease (or leases) of property in substitution of any of the aforementioned Related Leases.

                                   EXHIBIT "C"

                                SHORT FORM LEASE
                                (ATTACHED HERETO)